                                                                 EXHIBIT 4.8

                                                                  EXECUTION COPY

================================================================================






                         INTERMEDIA COMMUNICATIONS INC.

                                  $364,000,000

               12 1/4% SENIOR SUBORDINATED DISCOUNT NOTES DUE 2009
                   ------------------------------------------





                              --------------------

                       SENIOR SUBORDINATED NOTE INDENTURE

                          Dated as of February 24, 1999
                              --------------------




                              --------------------

              SUNTRUST BANK, CENTRAL FLORIDA, NATIONAL ASSOCIATION

                              --------------------

                                     Trustee





================================================================================

                             CROSS-REFERENCE TABLE*

 Trust Indenture
   Act Section                                                                                 Indenture Section
310  (a)(1)..............................................................................                 7.10
     (a)(2)..............................................................................                 7.10
     (a)(3)..............................................................................                 N.A.
     (a)(4)..............................................................................                 N.A.
     (a)(5)..............................................................................                 7.10
     (b).................................................................................           7.03; 7.10
     (c).................................................................................                 N.A.
311  (a).................................................................................           7.03; 7.11
     (b).................................................................................           7.03; 7.11
     (c).................................................................................                 N.A.
312  (a).................................................................................                 2.05
     (b).................................................................................                11.03
     (c).................................................................................                11.03
313  (a).................................................................................                 7.06
     (b)(1)..............................................................................                 N.A.
     (b)(2)..............................................................................                 7.06
     (c).................................................................................          7.06; 11.02
     (d).................................................................................                 7.06
314  (a).................................................................................    4.03; 4.04; 11.05
     (b).................................................................................                 N.A.
     (c)(1)..............................................................................                11.04
     (c)(2)..............................................................................                11.04
     (c)(3)..............................................................................                 N.A.
     (d).................................................................................                 N.A.
     (e).................................................................................                11.05
     (f).................................................................................                 N.A.
315  (a).................................................................................           7.01; 7.02
     (b).................................................................................          7.05; 11.02
     (c).................................................................................                 7.01
     (d).................................................................................                 7.01
     (e).................................................................................                 6.11
316  (a)(last sentence)..................................................................                 2.09
     (a)(1)(A)...........................................................................                 6.05
     (a)(2)..............................................................................                 6.04
     (b).................................................................................           6.06; 9.02
     (c).................................................................................           2.13; 9.04
317  (a)(1)..............................................................................                 6.08
     (a)(2)..............................................................................                 6.09
     (b).................................................................................                 2.04
318  (a).................................................................................                11.01
     (b).................................................................................                 N.A.
     (c).................................................................................                11.01

N.A. means not applicable.
*This Cross-Reference Table is not part of the Indenture.

                                TABLE OF CONTENTS

                                                                                 Page
ARTICLE 1. DEFINITIONS AND INCORPORATION BY REFERENCE                            1

   SECTION 1.01. DEFINITIONS.....................................................1
   SECTION 1.02. OTHER DEFINITIONS..............................................18
   SECTION 1.03. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT..............19
   SECTION 1.04. RULES OF CONSTRUCTION..........................................19


ARTICLE 2. THE SENIOR SUBORDINATED NOTES                                        20

   SECTION 2.01. FORM AND DATING................................................20
   SECTION 2.02. EXECUTION AND AUTHENTICATION...................................20
   SECTION 2.03. REGISTRAR AND PAYING AGENT.....................................21
   SECTION 2.04. PAYING AGENT TO HOLD MONEY IN TRUST............................22
   SECTION 2.05. HOLDER LISTS...................................................22
   SECTION 2.06. TRANSFER AND EXCHANGE..........................................22
   SECTION 2.07. REPLACEMENT NOTES..............................................36
   SECTION 2.08. OUTSTANDING NOTES..............................................36
   SECTION 2.09. TREASURY NOTES.................................................36
   SECTION 2.10. TEMPORARY NOTES................................................37
   SECTION 2.11. CANCELLATION...................................................37
   SECTION 2.12. DEFAULTED INTEREST.............................................37
   SECTION 2.13. RECORD DATE....................................................38
   SECTION 2.14. CUSIP NUMBER...................................................38


ARTICLE 3. REDEMPTION AND CERTAIN REPURCHASES                                   38

   SECTION 3.01. NOTICES TO TRUSTEE.............................................38
   SECTION 3.02. SELECTION OF NOTES TO BE REDEEMED..............................38
   SECTION 3.03. NOTICE OF REDEMPTION...........................................39
   SECTION 3.04. EFFECT OF NOTICE OF REDEMPTION.................................40
   SECTION 3.05. DEPOSIT OF REDEMPTION PRICE....................................40
   SECTION 3.06. SENIOR SUBORDINATED NOTES REDEEMED IN PART.....................40
   SECTION 3.07. OPTIONAL REDEMPTION............................................41
   SECTION 3.08. MANDATORY REDEMPTION...........................................41
   SECTION 3.09. OFFER TO PURCHASE WITH EXCESS ASSET SALE PROCEEDS..............42


ARTICLE 4. COVENANTS                                                            44

   SECTION 4.01. PAYMENT OF NOTES...............................................44
   SECTION 4.02. MAINTENANCE OF OFFICE OR AGENCY................................44
   SECTION 4.03. REPORTS .......................................................45
   SECTION 4.04. COMPLIANCE CERTIFICATE.........................................46
   SECTION 4.05. TAXES .........................................................46
   SECTION 4.06. STAY, EXTENSION AND USURY LAWS.................................47
   SECTION 4.07. RESTRICTED PAYMENTS............................................47
   SECTION 4.08. DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.50

   SECTION 4.09. INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF DISQUALIFIED STOCK..52
   SECTION 4.10. ASSET SALES....................................................54
   SECTION 4.11. TRANSACTIONS WITH AFFILIATES...................................56
   SECTION 4.12. LIENS .........................................................56
   SECTION 4.13. LIMITATIONS ON SALE AND LEASEBACK TRANSACTIONS.................56
   SECTION 4.14. CORPORATE EXISTENCE............................................57
   SECTION 4.15. OFFER TO PURCHASE UPON CHANGE OF CONTROL.......................57
   SECTION 4.16. BUSINESS ACTIVITIES............................................58
   SECTION 4.17. PAYMENTS FOR CONSENT...........................................58
   SECTION 4.18. NO SENIOR SUBORDINATED DEBT....................................58


ARTICLE 5. SUCCESSORS                                                           59

   SECTION 5.01. MERGER, CONSOLIDATION OR SALE OF ASSETS........................59
   SECTION 5.02. SUCCESSOR CORPORATION SUBSTITUTED..............................60


ARTICLE 6. DEFAULTS AND REMEDIES                                                60

   SECTION 6.01. EVENTS OF DEFAULT..............................................60
   SECTION 6.02. ACCELERATION...................................................62
   SECTION 6.03. OTHER REMEDIES.................................................62
   SECTION 6.04. WAIVER OF PAST DEFAULTS........................................62
   SECTION 6.05. CONTROL BY MAJORITY............................................63
   SECTION 6.06. LIMITATION ON SUITS............................................63
   SECTION 6.07. RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT..................64
   SECTION 6.08. COLLECTION SUIT BY TRUSTEE.....................................64
   SECTION 6.09. TRUSTEE MAY FILE PROOFS OF CLAIM...............................64
   SECTION 6.10. PRIORITIES.....................................................65
   SECTION 6.11. UNDERTAKING FOR COSTS..........................................65


ARTICLE 7. TRUSTEE                                                              66

   SECTION 7.01. DUTIES OF TRUSTEE..............................................66
   SECTION 7.02. RIGHTS OF TRUSTEE..............................................67
   SECTION 7.03. INDIVIDUAL RIGHTS OF TRUSTEE...................................67
   SECTION 7.04. TRUSTEE'S DISCLAIMER...........................................67
   SECTION 7.05. NOTICE OF DEFAULTS.............................................68
   SECTION 7.06. REPORTS BY TRUSTEE TO HOLDERS OF THE SENIOR SUBORDINATED NOTES.68
   SECTION 7.07. COMPENSATION AND INDEMNITY.....................................68
   SECTION 7.08. REPLACEMENT OF TRUSTEE.........................................69
   SECTION 7.09. SUCCESSOR TRUSTEE BY MERGER, ETC...............................70
   SECTION 7.10. ELIGIBILITY; DISQUALIFICATION..................................70
   SECTION 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY..............70


ARTICLE 8. LEGAL DEFEASANCE AND COVENANT DEFEASANCE                             71

   SECTION 8.01. OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.......71
   SECTION 8.02. LEGAL DEFEASANCE AND DISCHARGE.................................71
   SECTION 8.03. COVENANT DEFEASANCE............................................71
   SECTION 8.04. CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.....................72


   SECTION 8.05. DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN
                  TRUST; OTHER MISCELLANEOUS PROVISIONS ........................73
   SECTION 8.06. REPAYMENT TO COMPANY...........................................74
   SECTION 8.07. REINSTATEMENT..................................................74


ARTICLE 9. AMENDMENT, SUPPLEMENT AND WAIVER                                     75

   SECTION 9.01. WITHOUT CONSENT OF HOLDERS OF SENIOR SUBORDINATED NOTES........75
   SECTION 9.02. WITH CONSENT OF HOLDERS OF SENIOR SUBORDINATED NOTES...........75
   SECTION 9.03. COMPLIANCE WITH TRUST INDENTURE ACT............................77
   SECTION 9.04. REVOCATION AND EFFECT OF CONSENTS..............................77
   SECTION 9.05. NOTATION ON OR EXCHANGE OF SENIOR SUBORDINATED NOTES...........77
   SECTION 9.06. TRUSTEE TO SIGN AMENDMENTS, ETC................................78


ARTICLE 10. SUBORDINATION                                                       78

   SECTION 10.01. AGREEMENT TO SUBORDINATE......................................78
   SECTION 10.02. LIQUIDATION; DISSOLUTION; BANKRUPTCY..........................78
   SECTION 10.03. DEFAULT ON DESIGNATED SENIOR DEBT.............................78
   SECTION 10.04. ACCELERATION OF SENIOR SUBORDINATED NOTES.....................79
   SECTION 10.05. WHEN DISTRIBUTION MUST BE PAID OVER...........................79
   SECTION 10.06. NOTICE BY COMPANY.............................................80
   SECTION 10.07. SUBROGATION...................................................80
   SECTION 10.08. RELATIVE RIGHTS...............................................80
   SECTION 10.09. SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY..................81
   SECTION 10.10. DISTRIBUTION OR NOTICE TO REPRESENTATIVE......................81
   SECTION 10.11. RIGHTS OF TRUSTEE AND PAYING AGENT............................81
   SECTION 10.12. AUTHORIZATION TO EFFECT SUBORDINATION.........................82
   SECTION 10.13. AMENDMENTS....................................................82


ARTICLE 11. MISCELLANEOUS                                                       82

   SECTION 11.01. TRUST INDENTURE ACT CONTROLS..................................82
   SECTION 11.02. NOTICES.......................................................82
   SECTION 11.03. COMMUNICATION BY HOLDERS OF SENIOR SUBORDINATED NOTES WITH
                   OTHER HOLDERS OF SENIOR SUBORDINATED NOTES ..................83
   SECTION 11.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT............83
   SECTION 11.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.................84
   SECTION 11.06. RULES BY TRUSTEE AND AGENTS...................................84
   SECTION 11.07. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND
                   STOCKHOLDERS ................................................84
   SECTION 11.08. GOVERNING LAW.................................................85
   SECTION 11.09. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.................85
   SECTION 11.10. SUCCESSORS....................................................85
   SECTION 11.11. SEVERABILITY..................................................85
   SECTION 11.12. COUNTERPART ORIGINALS.........................................85
   SECTION 11.13. TABLE OF CONTENTS, HEADINGS, ETC..............................85

                                    EXHIBITS

    Exhibit A    FORM OF NOTE
    Exhibit B    FORM OF CERTIFICATE OF TRANSFER
    Exhibit C    FORM OF CERTIFICATE OF EXCHANGE
    Exhibit D    FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL
                 ACCREDITED INVESTOR

                  INDENTURE dated as of February 24, 1999 between Intermedia Communications Inc. (the "Company"), and SunTrust Bank, Central Florida, National Association, as trustee (the "Trustee").

                  The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the holders of the 12 1/4% Senior Subordinated Discount Notes due 2009 (the "Senior Subordinated Notes"):

                                   ARTICLE 1.
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

SECTION 1.01.            DEFINITIONS.

                  "144A Global Security" means the global security in the form of Exhibit A hereto bearing the Global Security Legend and the Private Placement Legend and deposited with and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount at maturity of the Senior Subordinated Notes sold in reliance on Rule 144A.

                  "Accreted Value" means, for each $1,000 face amount of Senior Subordinated Notes, as of any date of determination prior to March 1, 2004, the sum of (i) the initial offering price of each Senior Subordinated Note and (ii) that portion of the excess of the principal amount of each Senior Subordinated Note over such initial offering price which shall have been accreted thereon through such date, such amount to be so accreted on a daily basis and compounded semi-annually on each March 1 and September 1 at the rate of 12 1/4% per year from the date of issuance of the Senior Subordinated Notes through the date of determination. The Accreted Value of any Senior Subordinated Note on or after March 1, 2004 shall be 100% of the principal amount at maturity thereof.

                  "Acquired Debt" means, with respect to any specified Person,
(i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

                  "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise, provided, however, that beneficial ownership of 25% or more of the voting securities of a Person shall be deemed to be control.

                  "Agent" means any Registrar, Paying Agent or co-registrar.

                  "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.

                  "Attributable Debt" means, with respect to any Sale and Leaseback Transaction, the present value at the time of determination (discounted at a rate consistent with accounting guidelines, as determined in good faith by the Company) of the payments during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended) or until the earliest date on which the lessee may terminate such lease without penalty or upon payment of a penalty (in which case the rental payments shall include such penalty), after excluding all amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water, utilities and similar charges.

                  "Beneficial Owner" means a beneficial owner as defined in Rules 13d-3 and 13d-5 under the Exchange Act (or any successor rules), including the provision of such Rules that a Person shall be deemed to have beneficial ownership of all securities that such Person has a right to acquire within 60 days: provided that a Person will not be deemed a beneficial owner of, or to own beneficially, any securities if such beneficial ownership (1) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to, and in accordance with, the Exchange Act and (2) is not also then reportable on Schedule 13D or Schedule 13G (or any successor schedule) under the Exchange Act.

                  "Board of Directors" means, unless otherwise specified, the Board of Directors of the Company or any authorized committee thereof.

                  "Board Resolution" means a resolution authorized by the Board of Directors.

                  "Business Day" means any day other than a Legal Holiday.

                  "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on the balance sheet in accordance with GAAP.

                  "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock and (iii) in the case of a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

                  "Certificated Security" means a certificated Senior Subordinated Note registered in the name of the holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto, except that such Senior Subordinated Note shall not bear the

Global Security Legend and shall not have the "Schedule of Exchanges of Interests in the Global Security" attached thereto.

                  "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person or group (as such term is used in Section 13(d)(3) and 14(d)(2) of the Exchange
Act); (ii) the adoption of a plan relating to the liquidation or dissolution of the Company; (iii) any Person or group (as defined above) is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total Voting Stock or Total Common Equity of the Company, including by way of merger, consolidation or otherwise; or (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

                  "Closing Price" on any Trading Day with respect to the per share price of any shares of Capital Stock means the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if such shares of Capital Stock are not listed or admitted to trading on such exchange, on the principal national securities exchange on which such shares are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the Nasdaq National Market or, if such shares are not listed or admitted to trading on any national securities exchange or quoted on Nasdaq National Market but the issuer is a Foreign Issuer (as defined in Rule 3b-4(b) under the Exchange Act) and the principal securities exchange on which such shares are listed or admitted to trading is a Designated Offshore Securities Market (as defined in Rule 902(a) under the Securities Act), the average of the reported closing bid and asked prices regular way on such principal exchange, or, if such shares are not listed or admitted to trading on any national securities exchange or quoted on Nasdaq National Market and the issuer and principal securities exchange do not meet such requirements, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm that is selected from time to time by the Company for that purpose and is reasonably acceptable to the Trustee.

                  "Common Stock" of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

                  "Consolidated Cash Flow Leverage Ratio" with respect to any Person means the ratio of the Consolidated Indebtedness of such Person to the Consolidated EBITDA of such Person for the relevant period; provided, however, that: (1) if the Company or any Subsidiary of the Company has incurred any Indebtedness (including Acquired Debt) or if the Company has issued any Disqualified Stock or if any Subsidiary of the Company has issued any Preferred Stock since the beginning of such period that remains outstanding on the date of such determination or if the transaction giving rise to the need to calculate the Consolidated Cash Flow Leverage Ratio is an incurrence of Indebtedness (including Acquired Debt) or the issuance of Disqualified Stock by the Company, Consolidated EBITDA and Consolidated Indebtedness for such period will be calculated after giving effect on a pro forma basis to:
(A) such Indebtedness, Disqualified Stock or Preferred Stock, as applicable, as if such Indebtedness had been incurred or such stock had been issued on the first day of such period; (B) the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness or sale of stock as if such discharge had occurred on the first day of such period; and (C) the interest income realized by the Company or its Subsidiaries on the proceeds of such Indebtedness or of such stock sale, to the extent not yet applied at the date of determination, assuming such proceeds earned interest at the rate in effect on the date of determination from the first day of such period through such date of determination; (2) if since the beginning of such period the Company or any Subsidiary of the Company has made any sale of assets (including, without limitation, any Asset Sales or pursuant to any Sale and Leaseback Transaction), Consolidated EBITDA for such period will be: (A) reduced by an amount equal to Consolidated EBITDA (if positive) directly attributable to the assets which are the subject of such sale of assets for such period; or (B) increased by an amount equal to Consolidated EBITDA (if negative) directly attributable thereto for such period; and (3) if since the beginning of such period the Company or any Subsidiary of the Company (by merger or otherwise) has made an Investment in any Subsidiary of the Company (or any Person which becomes a Subsidiary of the Company) or has made an acquisition of assets, including, without limitation, any acquisition of assets occurring in connection with a transaction causing a calculation of Consolidated EBITDA to be made hereunder, which constitutes all or substantially all of an operating unit of a business, Consolidated EBITDA for such period will be calculated after giving pro forma effect thereto (including the incurrence of any Indebtedness (including Acquired Debt)) as if such Investment or acquisition occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the pro forma calculations will be determined in good faith by a responsible financial or accounting Officer of the Company, provided, however, that such Officer shall assume: (i) the historical sales and gross profit margins associated with such assets for any consecutive 12-month period ended prior to the date of purchase (provided that the first month of such 12-month period will be no more than 18 months prior to such date of purchase); and (ii) other expenses as if such assets had been owned by the Company since the first day of such period. If any Indebtedness (including, without limitation, Acquired Debt) bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period.

                  "Consolidated EBITDA" as of any date of determination means the Consolidated Net Income for such period (but without giving effect to adjustments, accruals, deductions or entries resulting from purchase accounting, extraordinary losses or gains and any gains or losses from any Asset Sales), plus the following to the extent deducted in calculating such Consolidated Net
Income: (i) provision for taxes based on income or profits of such Person and its Subsidiaries for such period; (ii) Consolidated Interest Expense; (iii) depreciation, amortization (including amortization of goodwill and other intangibles); and (iv) other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period and excluding non-cash interest and dividend income) of such Person and its Subsidiaries for such period, in each case, on a consolidated basis and determined in accordance with GAAP.

Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation, amortization, interest expense and other non-cash charges of, a Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Consolidated EBITDA only to the extent (and in same proportion) that the Net Income of such Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Subsidiary, or loaned to the Company by any such Subsidiary, without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

                  "Consolidated Indebtedness" means, with respect to any Person, as of any date of determination, the aggregate amount of Indebtedness of such Person and its Subsidiaries as of such date calculated on a consolidated basis in accordance with GAAP consistently applied.

                  "Consolidated Interest Expense" means, for any Person, for any period, the aggregate of the following for such Person for such period determined on a consolidated basis in accordance with GAAP: (a) the amount of interest in respect of Indebtedness (including amortization of original issue discount, amortization of debt issuance costs, and non-cash interest payments on any Indebtedness, the interest portion of any deferred payment obligation and after taking into account the effect of elections made under any Interest Rate Agreement, however denominated, with respect to such Indebtedness); (b) the amount of Redeemable Dividends (to the extent not already included in Indebtedness in determining Consolidated Interest Expense for the relevant period); and (c) the interest component of rentals in respect of any Capital Lease Obligation paid, in each case whether accrued or scheduled to be paid or accrued by such Person during such period to the extent such amounts were deducted in computing Consolidated Net Income, determined on a consolidated basis in accordance with GAAP. For purposes of this definition, interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP consistently applied.

                  "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

                  (i) the Net Income of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Subsidiary thereof;

                  (ii) the Net Income of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or other distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders;

                  (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded;

                  (iv) the cumulative effect of a change in accounting principles shall be excluded; and

                  (v) the Net Income of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the Company or one of its Subsidiaries.

                  "Contingent Investment" means, with respect to any Person, any guarantee by such Person of the performance of another Person or any commitment by such Person to invest in another Person. Any Investment that consists of a Contingent Investment shall be deemed made at the time that the guarantee of performance or the commitment to invest is given, and the amount of such Investment shall be the maximum monetary obligation under such guarantee of performance or commitment to invest. To the extent that a Contingent Investment is released or lapses without payment under the guarantee of performance or the commitment to invest, such Investment shall be deemed not made to the extent of such release or lapse. With respect to any Contingent Investment, the payment of the guarantee of performance or the payment under the commitment to invest shall not be deemed to be an additional Investment.

                  "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the Issue Date or (ii) was nominated for election or elected to such Board of Directors with the affirmative vote of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

                  "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 11.02 hereof or such other address as to which the Trustee may give notice to the Company.

                  "Credit Facility" means any credit facility entered into by and among the Company and one or more commercial banks or financial institutions, providing for senior term or revolving credit borrowings of a type similar to credit facilities typically entered into by commercial banks and financial institutions, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as such credit facility and related agreements may be amended, extended, refinanced, renewed, restated, replaced or refunded from time to time.

                  "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

                  "Designated Senior Debt" means: (1) Any Indebtedness outstanding under a Credit Facility; and (2) after payment in full of all Obligations under any Credit Facility, any other Senior Debt permitted under this Indenture the principal amount of which is $25.0 million or more.

                  "Depositary" means, with respect to the Senior Subordinated Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Senior Subordinated Notes, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depositary" shall mean or include such successor.

                  "Disqualified Stock" means any Capital Stock to the extent that, and only to the extent that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date on which the Senior Subordinated Notes mature, provided, however, that any Capital Stock which would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a Change of Control occurring prior to the final maturity of the Senior Subordinated Notes shall not constitute Disqualified Stock if the change in control provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions applicable to the Senior Subordinated Notes contained in Section 4.15 hereof and such Capital Stock specifically provides that the Company will not repurchase or redeem any such stock pursuant to such provisions prior to the Company's repurchase of such Senior Subordinated Notes as are required to be repurchased pursuant to Section 4.15 hereof.

                  "Eligible Institution" means a commercial banking institution that has combined capital and surplus of not less than $500.0 million or its equivalent in foreign currency, whose debt is rated "A" (or higher) according to S&P or Moody's at the time as of which any investment or rollover therein is made.

                  "Eligible Receivable" means any Receivable not more than 90 days past due under its scheduled payment terms.

                  "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock or that are measured by the value of Capital Stock (but excluding any debt security that is convertible into or exchangeable for Capital Stock).

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended (or any successor act), and the rules and regulations thereunder.

                  "Exchange Notes" means the Senior Subordinated Notes issued in Exchange Offer pursuant to Section 2.06(f) hereof.

                  "Exchange Offer" has the meaning set forth in the Senior Subordinated Note Registration Rights Agreement.

                  "Exchange Offer Registration Statement" has the meaning set forth in the Senior Subordinated Note Registration Rights Agreement.

                  "Existing Indebtedness" means the Existing Senior Notes and all other Indebtedness of the Company and its Subsidiaries in existence on the Issue Date.

                  "Existing Senior Notes" means the Company's 12 1/2% Senior Discount Notes due 2006, the Company's 11 1/4% Senior Discount Notes due 2007, the Company's 87/8% Senior Notes due 2007, the Company's 8 1/2% Senior Notes due 2008 and the Company's 8.60% Senior Notes due 2008.

                  "Fair Market Value" means with respect to any asset or property, the sale value that would be obtained in an arm's length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect on the Issue Date.

                  "Global Security" means, individually and collectively, each of the Restricted Global Securities and the Unrestricted Global Security, substantially in the form of Exhibit A.

                  "Global Security Legend" means the legend set forth in Section 2.07(g)(ii) to be placed on all Global Securities issued under this Indenture.

                  "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

                  "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

                  "Hedging Obligations" means, with respect to any Person, the obligations of such Person under Interest Rate Agreements.

                  "Holder" and "holder" shall mean a Person in whose name a Senior Subordinated Note is registered.

                  "IAI Global Security" means the Global Security in the form of Exhibit A hereto bearing the Global Security Legend and the Private Placement Legend and deposited with and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount at maturity of the Senior Subordinated Notes sold to Institutional Accredited Investors.

                  "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of: (i) borrowed money; (ii) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof); (iii) the balance deferred and unpaid of the purchase price of any property (including pursuant to capital leases); or (iv) representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing (other than Hedging Obligations or letters of credit) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Persons), all obligations to purchase, redeem, retire, defease or otherwise acquire for value any Disqualified Stock or any warrants, rights or options to acquire such Disqualified Stock valued, in the case of Disqualified Stock, at the greatest amount payable in respect thereof on a liquidation (whether voluntary or involuntary) plus accrued and unpaid dividends, the liquidation value of any Preferred Stock issued by Subsidiaries of such Person plus accrued and unpaid dividends, and also includes, to the extent not otherwise included, the Guarantee of items that would be included within this definition and any amendment, supplement, modification, deferral, renewal, extension or refunding of any of the above; notwithstanding the foregoing, in no event will performance bonds or similar security for performance be deemed Indebtedness so long as such performance bonds or similar security for performance would not appear as a liability on a balance sheet of such Person prepared in accordance with GAAP; and provided, further that the amount of any Indebtedness in respect of any Guarantee shall be the maximum principal amount of the Indebtedness so guaranteed.

                  "Indenture" means this Senior Subordinated Note Indenture, as amended or supplemented from time to time.

                  "Indirect Participant" means a Person who holds a beneficial interest in a Global Security through a Participant.

                  "Initial Purchasers" means Bear, Stearns & Co. Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Salomon Smith Barney Inc., NationsBanc Montgomery Securities LLC and Warburg Dillon Read LLC, as initial purchasers in the Offering.

                  "Interest Rate Agreements" means (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and
(ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

                  "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

                  "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of loans, Guarantees, Contingent Investments, advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities of any other Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided, however, that any investment to the extent made with Capital Stock of the Company (other than Disqualified Stock) shall not be deemed an "Investment" for purposes of this Indenture.

                  "Issue Date" means February 24, 1999.

                  "Joint Venture" means a Person in the Telecommunications Business in which the Company holds less than a majority of the shares of Voting Stock or an Unrestricted Subsidiary in the Telecommunications Business.

                  "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

                  "Letter of Transmittal" means the letter of transmittal to be prepared by the Company and sent to all holders of the Senior Subordinated Notes for use by such holders in connection with the Exchange Offer.

                  "Liquidated Damages" means all liquidated damages then owing pursuant to Section 5 of the Senior Subordinated Note Registration Rights Agreement.

                  "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

                  "Make-Whole Amount" means, with respect to any Senior Subordinated Note, an amount equal to the excess, if any, of: (i) the present value of the remaining principal, premium and interest payments that would be payable with respect to such Senior Subordinated Note if such Senior Subordinated Note were redeemed on March 1, 2004, computed using a discount rate equal to the Treasury Rate plus 50 basis points; over (ii) the Accreted Value of such Senior Subordinated Note.

                  "Make-Whole Average Life" means, with respect to any date of redemption of Senior Subordinated Notes, the number of years (calculated to the nearest one-twelfth) from such redemption date to March 1, 2004.

                  "Make-Whole Price" means, with respect to any Senior Subordinated Note, the greater of (i) the sum of the principal amount of such Senior Subordinated Note and the Make-Whole Amount with respect to such Senior Subordinated Note and (ii) the redemption price of such Senior Subordinated Note on March 1, 2004.

                  Marketable Securities" means:

                  (i)      Government Securities;

                  (ii) any certificate of deposit maturing not more than 270 days after the date of acquisition issued by, or time deposit of, an Eligible Institution;

                  (iii) commercial paper maturing not more than 270 days after the date of acquisition issued by a corporation (other than an Affiliate of the Company) with a rating, at the time as of which any investment therein is made, of "A-l" (or higher) according to S&P or "P-l" (or higher) according to Moody's;

                  (iv) any banker's acceptances or money market deposit accounts issued or offered by an Eligible Institution; and

                  (v) any fund investing exclusively in investments of the types described in clauses (i) through (iv) above.

                  "Moody's" means Moody's Investors Service, Inc. and its successors.

                  "Net Income" means, with respect to any Person, the net income
(loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however: (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to Sale and Leaseback Transactions) or
(b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries; and (ii) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

                  "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Subsidiaries in respect of any Asset Sale, net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that are the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets. Net Proceeds shall exclude any non-cash proceeds received from any Asset Sale, but shall include such proceeds when and as converted by the Company or any Subsidiary of the Company to cash.

                  "Note Custodian" means the Trustee, as custodian with respect to the Senior Subordinated Notes in global form, or any successor entity thereto.

                  "Offering" means the offering of the Senior Subordinated Notes pursuant to the Offering Memorandum.

                  "Offering Memorandum" means the offering memorandum of the Company, dated February 19, 1999, relating to the Offering.

                  "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, Controller, Secretary or any Vice-President of such Person.

                  "Officers' Certificate" means a certificate signed by two Officers of the Company, one of whom must be the principal executive officer, principal financial officer, treasurer or principal accounting officer of the Company.

                  "Opinion of Counsel" means an opinion from legal counsel, who may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

                  "Pari Passu Notes" means any notes issued by the Company which, by their terms and the terms of any indenture governing such notes, have an obligation to be repurchased by the Company upon the occurrence of an Asset Sale.

                  "Participant" means, with respect to the Depositary, a Person who has an account with the Depositary.

                  "Participating Broker-Dealer" means any broker-dealer that is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of Exchange Notes received by such broker-dealer in the Exchange Offer.

                  "Permitted Investment" means: (a) any Investments in the Company or any Subsidiary of the Company; (b) any Investments in Marketable Securities; (c) Investments by the Company or any Subsidiary of the Company in a Person, if as a result of such Investment: (i) such Person becomes a Subsidiary of the Company; or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Subsidiary of the Company; (d) any Investments in property or assets to be used in (A) any line of business in which the Company or any of its Subsidiaries was engaged on the Issue Date or (B) any Telecommunications Business; (e) Investments in any Person in connection with the acquisition of such Person or substantially all of the property or assets of such Person by the Company or any Subsidiary of the Company; provided that within 180 days from the first date of any such Investment, either: (A) such Person becomes a Subsidiary of the Company or any of its Subsidiaries; or (B) the amount of any such Investment is repaid in full to the Company or any of its Subsidiaries; (f) Investments pursuant to any agreement or obligation of the Company or a Subsidiary, in effect on the Issue Date or on the date a subsidiary becomes a Subsidiary (provided that any such agreement was not entered into in contemplation of such subsidiary becoming a Subsidiary), to make such Investments; (g) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits; (h) Hedging Obligations permitted to be incurred pursuant to Section 4.09(b) hereof; (i) bonds, notes, debentures or other securities received as a result of Asset Sales permitted under Section 4.10 hereof; and (j) the

Investment deemed to have been made by the Company at such time as the Web Hosting Subsidiary ceases to be a Subsidiary of the Company by reason of the issuance or sale of Equity Interests in the Web Hosting Subsidiary to the extent that the book value of such Investment at the time such Investment is deemed to have been made does not exceed $200.0 million in the aggregate.

                  "Permitted Junior Securities" means : (1) Equity Interests in the Company; or (2) debt securities that are subordinated to all Senior Debt and any debt securities issued in exchange for the Senior Debt to substantially the same extent as, or to a greater extent than, the Senior Subordinated Notes are subordinated to Senior Debt under this Indenture.

                  "Permitted Liens" means (i) Liens securing Senior Debt (including Capital Lease Obligations) permitted to be incurred pursuant to
Section 4.09 hereof; (ii) Liens in favor of the Company; (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company; (iv) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition; (v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vi) Liens existing on the Issue Date; (vii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings timely instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (viii) Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $5.0 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Subsidiary; (ix) Liens on Telecommunications Related Assets existing during the time of the construction thereof; (x) Liens on Receivables to secure Indebtedness permitted to be incurred pursuant to Section 4.09(b) hereof, but only to the extent that the outstanding amount of the Indebtedness secured by such Liens would not represent more than 80% of Eligible Receivables; and (xi) Liens to secure any Permitted Refinancing of any Indebtedness secured by Liens referred to in the foregoing clauses (i), (iii), (v) or (x); but only to the extent that such Liens do not extend to any other property or assets and the principal amount of the Indebtedness secured by such Liens is not increased.

                  "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                  "Preferred Stock" as applied to the Capital Stock of any Person, means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

                  "Private Placement Legend" means the legend set forth in
Section 2.06(g)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

                  "Public Offering" means an underwritten offering of Common Stock of the Company registered under the Securities Act.

                  "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

                  "Receivables" means, with respect to any Person, all of the following property and interests in property of such person or entity, whether now existing or existing in the future or hereafter acquired or arising: (i) accounts; (ii) accounts receivable, including, without limitation, all rights to payment created by or arising from sales of goods, leases of goods or the rendition of services no matter how evidenced, whether or not earned by performance; (iii) all unpaid seller's or lessor's rights including, without limitation, rescission, replevin, reclamation and stoppage in transit, relating to any of the foregoing after creation of the foregoing or arising therefrom;
(iv) all rights to any goods or merchandise represented by any of the foregoing, including, without limitation, returned or repossessed goods; (v) all reserves and credit balances with respect to any such accounts receivable or account debtors; (vi) all letters of credit, security, or Guarantees for any of the foregoing; (vii) all insurance policies or reports relating to any of the foregoing; (viii) all collection of deposit accounts relating to any of the foregoing; (ix) all proceeds of any of the foregoing; and (x) all books and records relating to any of the foregoing.

                  "Redeemable Dividend" means, for any dividend with regard to Disqualified Stock and Preferred Stock, the quotient of the dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Disqualified Stock or Preferred Stock.

                  "Representative" means the indenture trustee or other trustee, agent or representative for any Senior Indebtedness.

                  "Responsible Officer" when used with respect to the Trustee, means any officer within the Corporate Trust Department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

                  "Restricted Certificated Security" means a Certificated Security bearing the Private Placement Legend.

                  "Restricted Global Security" means the 144A Global Security and the IAI Global Security, which shall bear the Private Placement Legend.

                  "Restricted Investment" means an Investment other than a Permitted Investment.

                  "Rule 144" means Rule 144 under the Securities Act.

                  "Rule 144A" means Rule 144A under the Securities Act.

                  "S&P" means Standard and Poor's Corporation and its successors.

                  "Sale and Leaseback Transaction" means, with respect to any Person, any direct or indirect arrangement pursuant to which any property (other than Capital Stock) is sold by such Person or a Subsidiary of such Person and is thereafter leased back from the purchaser or transferee thereof by such Person or one of its Subsidiaries.

                  "Securities Act" means the Securities Act of 1933, as amended (or any successor act), and the rules and regulations thereunder.

                  "Senior Debt" means: (1) all Indebtedness of the Company outstanding under any Credit Facility and all Hedging Obligations with respect thereto; (2) any other Indebtedness of the Company permitted to be incurred under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Senior Subordinated Notes; and (3) all Obligations with respect to the items listed in the preceding clauses (1) and
(2). Notwithstanding anything to the contrary in the preceding sentence, Senior Debt will not include: (1) any liability for federal, state, local or other taxes owed or owing by the Company; (2) any Indebtedness of the Company to any of its Subsidiaries or other Affiliates; (3) any trade payables; or (4) the portion of any Indebtedness that is incurred in violation of this Indenture.

                  "Senior Note Indenture" means the indenture governing the Senior Notes, as amended or supplemented from time to time.

                  "Senior Notes" means the Company's 9 1/2% Senior Notes due
2009.

                  "Senior Subordinated Note Registration Rights Agreement" means the Senior Subordinated Note Registration Rights Agreement dated as of the date hereof between the Company and the Initial Purchasers in respect of the Senior Subordinated Notes.

                  "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Senior Subordinated Note Registration Rights Agreement.

                  "Significant Subsidiary" means any Subsidiary that would be a "Significant Subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

                  "Strategic Investor" means, with respect to any sale of the Company's Capital Stock, any Person which, both as of the Trading Day immediately before the day of such sale and the Trading Day immediately after the day of such sale, has, or whose parent has, a Total Market Capitalization of at least $1.0 billion on a consolidated basis. In calculating Total Market Capitalization for the purpose of this definition, the consolidated Indebtedness of such Person, solely when calculated as of the Trading Day immediately after the day of such sale, will be calculated after giving effect to such sale (including any Indebtedness incurred in connection with such sale). For purposes of this definition, the term "parent" means any Person of which the referent Strategic Investor is a Subsidiary.

                  "Subsidiary" of any Person means: (i) any corporation, association or business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof; and (ii) any partnership: (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person; or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person or any combination thereof: provided that any Unrestricted Subsidiary shall be excluded from this definition of "Subsidiary."

                  "Telecommunications Business" means, when used in reference to any Person, that such Person is engaged primarily in the business of: (i) transmitting, or providing services relating to the transmission of, voice, video or data through owned or leased transmission facilities; (ii) creating, developing or marketing communications related network equipment, software and other devices for use in a Telecommunications Business; or (iii) evaluating, participating or pursuing any other activity or opportunity that is related to those identified in (i) or (ii) above; provided that the determination of what constitutes a Telecommunications Business shall be made in good faith by the Board of Directors of the Company.

                  "Telecommunications Related Assets" means all assets, rights (contractual or otherwise) and properties, whether tangible or intangible, used in connection with a Telecommunications Business.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA, except as provided in Section 9.03 hereof.

                  "Total Common Equity" of any Person means, as of any date of determination, the product of: (i) the aggregate number of outstanding primary shares of Common Stock of such Person on such day (which shall not include any options or warrants on, or securities convertible or exchangeable into, shares of Common Stock of such Person); and (ii) the average Closing Price of such Common Stock over the 20 consecutive Trading Days immediately preceding such day. If no such Closing Price exists with respect to shares of any such class, the value of such shares for purposes of clause (ii) of the preceding sentence shall be determined by the Board of Directors of the Company in good faith and evidenced by a resolution of the Board of Directors filed with the Trustee.

                  "Total Market Capitalization" of any Person means, as of any day of determination (and as modified for purposes of the definition of "Strategic Investor"), the sum of: (1) the consolidated Indebtedness of such Person and its Subsidiaries (except in the case of the Company, in which case of the Company and its Subsidiaries) on such day; plus (2) the product of: (i) the aggregate number of outstanding primary shares of Common Stock of such Person on such day (which shall not include any options or warrants on, or securities convertible or exchangeable into, shares of Common Stock of such Person); and
(ii) the average Closing Price of such Common Stock over the 20 consecutive Trading Days immediately preceding such day; plus (3) the liquidation value of any outstanding shares of Preferred Stock of such Person on such day; less (4) cash and cash equivalents (other than restricted cash and restricted cash equivalents) as presented on such Person's consolidated balance sheet on such day. If no such Closing Price exists with respect to shares of any such class, the value of such shares for purposes of clause (2) of the preceding sentence shall be determined by the Company's Board of Directors in good faith and evidenced by a resolution of the Board of Directors filed with the Trustee.

                  "Trading Day," with respect to a securities exchange or automated quotation system, means a day on which such exchange or system is open for a full day of trading.

                  "Treasury Rate" means, at any date of computation, the yield to maturity as of such date (as compiled by and published in the most recent Federal Reserve Statistical Release H. 15 (519), which has become publicly available at least two business days prior to the date of the redemption notice for which such computation is being made, or if such Statistical Release is no longer published, as reported in any publicly available source of similar market data) of United States Treasury securities with a constant maturity most nearly equal to the Make-Whole Average Life; provided, however, that if the Make-Whole Average Life is not equal to the constant maturity of the United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the Make-Whole Average Life is less than one year, the weekly average yield on actually traded United States treasury securities adjusted to a constant maturity of one year shall be used.

                  "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

                  "Unrestricted Certificated Security" means one or more Certificated Securities that do not and are not required to bear the Private Placement Legend.

                  "Unrestricted Global Security" means a permanent global security in the form of Exhibit A attached hereto that bears the Global Security Legend and the "Schedule of Exchanges of Interests in the Global Security" attached thereto, and that is deposited with and registered in the name of the Depositary, representing a series of Senior Subordinated Notes that do not bear the Private Placement Legend.

                  "Unrestricted Subsidiary" means any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution.

                  "Vendor Indebtedness" means any Indebtedness of the Company or any Subsidiary incurred: (i) in connection with the acquisition or construction of Telecommunications Related Assets; and (ii) to pay regularly scheduled interest on such Indebtedness pursuant to the terms thereof.

                  "Voting Stock" of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or Persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

                  "Web Hosting Subsidiary" means the Subsidiary of the Company substantially all of the assets of which consist of assets used exclusively in the conduct of the Company's Internet Web hosting business.

                  "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the then outstanding principal amount of such Indebtedness; into (b) the total of the product obtained by multiplying: (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof; by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; provided, that with respect to Capital Lease Obligations, that maturity shall be calculated after giving effect to all renewal options by the Lessee.

SECTION 1.02.            OTHER DEFINITIONS.

                                                                     Defined in
                      Term                                             Section
             "Affiliate Transaction".......................                4.11
             "Asset Sale"..................................                4.10
             "Bankruptcy Custodian"........................                6.01
             "Bankruptcy Law"..............................                4.01
             "Change of Control Offer".....................                4.15
             "Change of Control Payment"...................                4.15
             "Change of Control Payment Date"..............                4.15
             "Commission"..................................                4.03
             "Covenant Defeasance".........................                8.03
             "Event of Default"............................                6.01
             "Excess Proceeds".............................                4.10
             "Excess Proceeds Offer".......................                3.09
             "incur".......................................                4.09
             "Legal Defeasance"............................                8.02
             "Offer Amount"................................                3.09
             "Offer Period"................................                3.09
             "Paying Agent"................................                2.03
             "Payment Blockage Notice".....................               10.03
             "Permitted Refinancing".......................                4.09
             "Purchase Date"...............................                3.09
             "Refinance"...................................                4.09
             "Registrar"...................................                2.03
             "Restricted Payments".........................                4.07
             "Retire"......................................                4.07
             "SEC Reports".................................                4.03

SECTION 1.03.            INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

                  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

                  The following TIA terms used in this Indenture have the following meanings:

                  "indenture securities" means the Senior Subordinated Notes;

                  "indenture security holder" means a holder of a Senior Subordinated Note;

                  "indenture to be qualified" means this Indenture;

                  "indenture trustee" or "institutional trustee" means the Trustee;

                  "obligor" on the Senior Subordinated Notes means the Company and any successor obligor upon the Senior Subordinated Notes.

                  All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.04.            RULES OF CONSTRUCTION.

                  Unless the context otherwise requires:

                  (1) a capitalized term has the meaning assigned to it under this Article 1;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3)      "or" is not exclusive;

                  (4)      "including" means including without limitation; and

                  (5) words in the singular include the plural, and in the plural include the singular.


                                   ARTICLE 2.
                          THE SENIOR SUBORDINATED NOTES

SECTION 2.01.            FORM AND DATING.

                  The Senior Subordinated Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto, the terms of which are incorporated in and made a part of this Indenture. The Senior Subordinated Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Senior Subordinated Note shall be dated the date of its authentication. The Senior Subordinated Notes shall be in denominations of $1,000 and integral multiples thereof.

                  The terms and provisions contained in the Senior Subordinated Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Senior Subordinated Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

                  Senior Subordinated Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Security Legend and the "Schedule of Exchanges in the Global Security" attached thereto). Senior Subordinated Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Security Legend and without the "Schedule of Exchanges of Interests in the Global Security" attached thereto). Each Global Security shall represent such of the outstanding Senior Subordinated Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount at maturity of outstanding Senior Subordinated Notes from time to time endorsed thereon and that the aggregate principal amount at maturity of outstanding Senior Subordinated Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the aggregate principal amount at maturity of outstanding Senior Subordinated Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the holder thereof as required by Section 2.06 hereof.

SECTION 2.02.            EXECUTION AND AUTHENTICATION.

                  One Officer of the Company shall sign the Senior Subordinated Notes for the Company by manual or facsimile signature.

                  If an Officer whose signature is on a Senior Subordinated Note no longer holds that office at the time a Senior Subordinated Note is authenticated, the Senior Subordinated Note shall nevertheless be valid. In addition, if a Person is not an Officer at the time a Senior Subordinated Note is authenticated, but becomes an Officer on or prior to the delivery of the Senior Subordinated Note, the Senior Subordinated Note shall nevertheless be valid.

                  A Senior Subordinated Note shall not be valid until authenticated by the manual signature of an authorized signatory of the Trustee. The signature of the Trustee shall be conclusive evidence that the Senior Subordinated Note has been authenticated under this Indenture.

                  The Trustee shall, upon a written order of the Company signed by an Officer of the Company, authenticate Senior Subordinated Notes for original issue up to the aggregate principal amount at maturity stated in paragraph 4 of the Senior Subordinated Notes. The aggregate principal amount at maturity of Senior Subordinated Notes outstanding at any time may not exceed such amount except as provided in Section 2.07 hereof.

                  The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Senior Subordinated Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Senior Subordinated Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

SECTION 2.03.            REGISTRAR AND PAYING AGENT.

                  The Company shall maintain an office or agency where Senior Subordinated Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Senior Subordinated Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Senior Subordinated Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any holder. The Company shall notify the Trustee and the Trustee shall notify the holders of the Senior Subordinated Notes in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar. The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with Section 7.07 hereof.

                  The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Securities.

                  The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Securities. Except as otherwise specifically provided herein, (i) all references in this Indenture to the Trustee shall be deemed to refer to the Trustee in its capacity as Trustee and in its capacities as Registrar and Paying Agent and (ii) every provision of this Indenture relating to the conduct of or affecting the liability of or offering protection, immunity or indemnity to the Trustee shall be deemed to apply with the same force and effect to the Trustee acting in its capacities as Paying Agent and Registrar.

SECTION 2.04.            PAYING AGENT TO HOLD MONEY IN TRUST.

                  The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Senior Subordinated Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent and Registrar for the Senior Subordinated Notes.

SECTION 2.05.            HOLDER LISTS.

                  If it is the Registrar, the Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all holders and shall otherwise comply with TIA
Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the holders of the Senior Subordinated Notes and the Company shall otherwise comply with TIA Section 312(a).

SECTION 2.06.            TRANSFER AND EXCHANGE.

                  (a) Transfer and Exchange of Global Securities. A Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Securities will be exchanged by the Company for Certificated Securities if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary or (ii) the Company in its sole discretion determines that the Global Securities (in whole but not in part) should be exchanged for Certificated Securities and delivers a written notice to such effect to the Trustee. Upon the occurrence of either of the preceding events in (i) or (ii) above, Certificated Securities shall be issued in such names as the Depositary shall instruct the Trustee. Global Securities also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Senior Subordinated Note authenticated and delivered in exchange for, or in lieu of, a Global Security or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Security. A Global Security may not be exchanged for another Senior Subordinated Note other than as provided in this Section 2.06(a), however beneficial interests in a Global Security may be transferred and exchanged as provided in Section 2.06(b),
(c) or (f) hereof.

                  (b) Transfer and Exchange of Beneficial Interests in the Global Securities. The transfer and exchange of beneficial interests in the Global Securities shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Securities shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. The Trustee shall have no obligation to ascertain the Depositary's compliance with any such restrictions on transfer. Transfers of beneficial interests in the Global Securities also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs as applicable:

                  (i) Transfer of Beneficial Interests in the Same Global Security. Beneficial interests in any Restricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Security in accordance with the transfer restrictions set forth in the Private Placement Legend. Beneficial interests in any Unrestricted Global Security may be transferred only to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this
         Section 2.06(b)(i).

                  (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Securities. In connection with all transfers and exchanges of beneficial interests (other than transfers of beneficial interests in a Global Security to Persons who take delivery thereof in the form of a beneficial interest in the same Global Security), the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in the specified Global Security in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Certificated Security in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Certificated Security shall be registered to effect the transfer or exchange referred to in (1) above. Upon an Exchange Offer by the Company in accordance with Section 2.06(f) hereof, the requirements of this
         Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the holder of such beneficial interests in the Restricted Global Securities. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Securities contained in this Indenture, the Senior Subordinated Notes and otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount at maturity of the relevant Global Security pursuant to Section 2.06(h) hereof.

                  (iii) Transfer of Beneficial Interests to Another Restricted Global Security. Beneficial interests in any Restricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in another Restricted Global Security if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

                           (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Security, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

                           (B) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Security, then the transferor must deliver (x) a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof, (y) to the extent required by item 2(d) of Exhibit B hereto, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act and such beneficial interest is being transferred in compliance with any applicable blue sky securities laws of any State of the United States and (z) if the transfer is being made to an Institutional Accredited Investor and effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A under the Securities Act or Rule 144 under the Securities Act, a certificate from the transferee in the form of Exhibit D hereto.

                  (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Security for Beneficial Interests in the Unrestricted Global Security. Beneficial interests in any Restricted Global Security may be exchanged by any holder thereof for a beneficial interest in the Unrestricted Global Security or transferred to Persons who take delivery thereof in the form of a beneficial interest in the Unrestricted Global Security if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and:

                           (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Senior Subordinated Note Registration Rights Agreement and the holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                           (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Senior Subordinated Note Registration Rights Agreement;

                           (C)      any such transfer is effected by a
                  Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Senior Subordinated Note Registration Rights Agreement; or

                           (D)      the Registrar receives the following:

                                    (1)      if the holder of such beneficial
                  interest in a Restricted Global Security proposes to exchange such beneficial interest for a beneficial interest in the Unrestricted Global Security, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (l)(a) thereof;

                                    (2)      if the holder of such beneficial
                  interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Security, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (3) thereof;

                                    (3)      in each such case set forth in this
                  subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act, that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act, and such beneficial interest is being exchanged or transferred in compliance with any applicable blue sky securities laws of any State of the United States.

                  If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Security has not yet been issued, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount at maturity equal to the principal amount at maturity of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

                  Beneficial interests in an Unrestricted Global Security cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in any Restricted Global Security.

                  (c) Transfer or Exchange of Beneficial Interests for Certificated Securities.

                  (i) If any holder of a beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a Certificated Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Certificated Security, then, upon receipt by the Registrar of the following documentation (all of which may be submitted by facsimile):

                           (A) if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a Certificated Security, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

                           (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                           (C) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2)(a) thereof;

                           (D) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than that listed in subparagraph (B) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2)(d) thereof, a certificate from the transferee to the effect set forth in Exhibit D hereof and, to the extent required by item 2(d) of Exhibit B, an Opinion of Counsel from the transferee or the transferor reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act and such beneficial interest is being transferred in compliance with any applicable blue sky securities laws of any State of the United States;

                           (E) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2)(b) thereof; or

                           (F) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2)(c) thereof, the Trustee shall cause the aggregate principal amount at maturity of the applicable Global Security to be reduced accordingly pursuant to
         Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Certificated Security in the appropriate principal amount at maturity. Certificated Securities issued in exchange for beneficial interests in a

         Restricted Global Security pursuant to this Section 2.06(c) shall be registered in such names and in such authorized denominations as the holder shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Certificated Securities to the Persons in whose names such Senior Subordinated Notes are so registered. Certificated Securities issued in exchange for a beneficial interest in a Restricted Global Security pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

                  (ii) Notwithstanding 2.06(c)(i), a holder of a beneficial interest in a Restricted Global Security may exchange such beneficial interest for an Unrestricted Certificated Security or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Certificated Security only if:

                           (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Senior Subordinated Note Registration Rights Agreement and the holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                           (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Senior Subordinated Note Registration Rights Agreement;

                           (C)      any such transfer is effected by a
                  Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Senior Subordinated Note Registration Rights Agreement; or

                           (D)      the Registrar receives the following:

                                    (1)      if the holder of such beneficial
                  interest in a Restricted Global Security proposes to exchange such beneficial interest for a Certificated Security that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof;

                                    (2)      if the holder of such beneficial
                  interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Certificated Security that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (3) thereof; and

                                    (3)      in each such case set forth in this
                  subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Company, to the effect that such exchange or transfer is in compliance with the Securities Act, that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act, and such beneficial interest in a Restricted Global Security is being exchanged or transferred in compliance with any applicable blue sky securities laws of any State of the United States.

                  (iii) If any holder of a beneficial interest in an Unrestricted Global Security proposes to exchange such beneficial interest for a Certificated Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Certificated Security, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii), the Trustee shall cause the aggregate principal amount at maturity of the applicable Global Security to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Certificated Security in the appropriate principal amount at maturity. Certificated Securities issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall be registered in such names and in such authorized denominations as the holder shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Certificated Securities to the Persons in whose names such Senior Subordinated Notes are so registered. Certificated Securities issued in exchange for a beneficial interest pursuant to this section 2.06(c)(iii) shall not bear the Private Placement Legend. Beneficial interests in an Unrestricted Global Security cannot be exchanged for a Certificated Security bearing the Private Placement Legend or transferred to a Person who takes delivery thereof in the form of a Certificated Security bearing the Private Placement Legend.

                  (d) Transfer or Exchange of Certificated Securities for Beneficial Interests.

                  (i) If any holder of Restricted Certificated Securities proposes to exchange such Senior Subordinated Notes for a beneficial interest in a Restricted Global Security or to transfer such Certificated Securities to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Security, then, upon receipt by the Registrar of the following documentation (all of which may be submitted by facsimile):

                           (A)      if the holder of such Restricted
                  Certificated Securities proposes to exchange such Senior Subordinated Notes for a beneficial interest in a Restricted Global Security, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

                           (B) if such Certificated Securities are being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                           (C) if such Certificated Securities are being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2)(a) thereof;

                           (D) if such Certificated Securities are being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than that listed in subparagraph (B) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2)(d) thereof, a certificate from the transferee to the effect set forth in Exhibit D hereof and, to the extent required by item 2(d) of Exhibit B, an Opinion of Counsel from the transferee or the transferor reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act and such Certificated Securities are being transferred in compliance with any applicable blue sky securities laws of any State of the United States;

                           (E) if such Certificated Securities are being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2)(b) thereof; or

                           (F) if such Certificated Securities are being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2)(c) thereof, the Trustee shall cancel the Certificated Securities, increase or cause to be increased the aggregate principal amount at maturity of, in the case of clause (A) above, the appropriate Restricted Global Security, in the case of clause (B) above, the 144A Global Security, and in all other cases, the appropriate Global Security.

                  (ii) A holder of Restricted Certificated Securities may exchange such Senior Subordinated Notes for a beneficial interest in the Unrestricted Global Security or transfer such Restricted Certificated Securities to a Person who takes delivery thereof in the form of a beneficial interest in the Unrestricted Global Security only if:

                           (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Senior Subordinated Note Registration Rights Agreement and the holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                           (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Senior Subordinated Note Registration Rights Agreement;

                           (C)      any such transfer is effected by a
                  Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Senior Subordinated Note Registration Rights Agreement; or

                           (D)      the Registrar receives the following:

                                    (1)      if the holder of such Certificated
                  Securities proposes to exchange such Senior Subordinated Notes for a beneficial interest in the Unrestricted Global Security, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof;

                                    (2)      if the holder of such Certificated
                  Securities proposes to transfer such Senior Subordinated Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Security, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (3) thereof; and

                                    (3)      in each such case set forth in this
                  subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act, that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act, and such Certificated Securities are being exchanged or transferred in compliance with any applicable blue sky securities laws of any State of the United States.

         Upon satisfaction of the conditions of any of the subparagraphs in this
         Section 2.06(d)(ii), the Trustee shall cancel the Certificated Securities and increase or cause to be increased the aggregate principal amount at maturity of the Unrestricted Global Security.

                  (iii) A holder of Unrestricted Certificated Securities may exchange such Senior Subordinated Notes for a beneficial interest in the Unrestricted Global Security or transfer such Certificated Securities to a Person who takes delivery thereof in the form of a beneficial interest in the Unrestricted Global Security. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the Unrestricted Certificated Securities and increase or cause to be increased the aggregate principal amount at maturity of the Unrestricted Global Security.

                  If any such exchange or transfer from a Certificated Security to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Security has not yet been issued, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount at maturity equal to the principal amount at maturity of beneficial interests transferred pursuant to subparagraphs (ii)(B), (ii)(D) or (iii) above.

                  (e) Transfer and Exchange of Certificated Securities. Upon request by a holder of Certificated Securities and such holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Certificated Securities. Prior to such registration of transfer or exchange, the requesting holder shall present or surrender to the Registrar the Certificated Securities duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such holder or by his attorney, duly authorized in writing. In addition, the requesting holder shall provide any additional certifications, documents and information, as applicable, pursuant to the provisions of this Section 2.06(e).

                  (i) Restricted Certificated Securities may be transferred to and registered in the name of Persons who take delivery thereof in the form of Restricted Certificated Securities if the Registrar receives the following:

                           (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

                           (B) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver (x) a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof, (y) to the extent required by item 2(d) of Exhibit B hereto, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act and such beneficial interest is being transferred in compliance with any applicable blue sky securities laws of any State of the United States and (z) if the transfer is being made to an Institutional Accredited Investor and effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A under the Securities Act or Rule 144 under the Securities Act, a certificate from the transferee in the form of Exhibit D hereto.

                  (ii) Restricted Certificated Securities may be exchanged by any holder thereof for an Unrestricted Certificated Security or transferred to Persons who take delivery thereof in the form of an Unrestricted Certificated Security if:

                           (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Senior Subordinated Note Registration Rights Agreement and the holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                           (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Senior Subordinated Note Registration Rights Agreement;

                           (C)      any such transfer is effected by a
                  Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Senior Subordinated Note Registration Rights Agreement; or

                           (D)      the Registrar receives the following:

                                    (1)      if the holder of such Restricted
                  Certificated Securities proposes to exchange such Senior Subordinated Notes for an Unrestricted Certificated Security, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (l)(a) thereof;

                                    (2)      if the holder of such Restricted
                  Certificated Securities proposes to transfer such Senior Subordinated Notes to a Person who shall take delivery thereof in the form of an Unrestricted Certificated Security, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (3) thereof; and

                                    (3)      in each such case set forth in this
                  subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act, that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act, and such Restricted Certificated Security is being exchanged or transferred in compliance with any applicable blue sky securities laws of any State of the United States.

                  (iii) A holder of Unrestricted Certificated Securities may transfer such Senior Subordinated Notes to a Person who takes delivery thereof in the form of an Unrestricted Certificated Security. Upon receipt of a request for such a transfer, the Registrar shall register the Unrestricted Certificated Securities pursuant to the instructions from the holder thereof. Unrestricted Certificated Securities cannot be exchanged for or transferred to Persons who take delivery thereof in the form of a Restricted Certificated Security.

                  (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Senior Subordinated Note Registration Rights Agreement, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02, the Trustee shall authenticate (i) one or more Unrestricted Global Securities in an aggregate principal amount at maturity equal to the principal amount at maturity of the beneficial interests in the Restricted Global Securities tendered for acceptance by persons that are not (x) broker-dealers, (y) Persons participating in the distribution of the Exchange Notes or (z) Persons who are affiliates (as defined in Rule 144) of the Company and accepted for exchange in the Exchange Offer and (ii) Unrestricted Certificated Securities in an aggregate principal amount at maturity equal to the principal amount at maturity of the Restricted Certificated Securities accepted for exchange in the Exchange Offer. Concurrent with the issuance of such Senior Subordinated Notes, the Trustee shall cause the aggregate principal amount at maturity of the applicable Restricted Global Securities to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the holders of Certificated Securities so accepted Certificated Securities in the appropriate principal amount at maturity.

                  (g) Legends. The following legends shall appear on the face of all Global Securities and Certificated Securities issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

                  (i)      Private Placement Legend.

                           (A) Except as permitted by subparagraph (b) below, each Global Security and each Certificated Security (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

                           "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY OR ANY INTEREST OR PARTICIPATION HEREIN MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES (A) TO OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY ONLY (1) TO THE COMPANY, (2) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (3) TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (4) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, (5) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501 (a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) OR (6) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT (AND IN THE CASE OF A TRANSFER PURSUANT TO CLAUSE (5) OR (6), BASED ON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), SUBJECT IN EACH OF THE FOREGOING CASES TO APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THAT IT WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

                           (B) Notwithstanding the foregoing, any Global Security or Certificated Security issued pursuant to subparagraphs (b)(iv), (c)(ii), (c)(iii), (d)(ii), (d)(iii),
                  (e)(ii), (e)(iii) or (f) to this Section 2.06 (and all Senior Subordinated Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

                  (ii) Global Security Legend. Each Global Security shall bear a legend in substantially the following form:

                           "THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SENIOR SUBORDINATED NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO
                           SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

                  (iii) Original Issue Discount Legend. Each Senior Subordinated Note shall bear a legend in substantially the following form:

                           "FOR THE PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS
                           NOTE IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT; FOR EACH $1,000 PRINCIPAL AMOUNT OF THIS NOTE, THE ISSUE PRICE IS $550.57, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $449.43, THE ISSUE DATE IS FEBRUARY 24, 1999 AND THE YIELD TO MATURITY IS 12 1/4% PER ANNUM."

                  (h) Cancellation and/or Adjustment of Global Securities. At such time as all beneficial interests in a particular Global Security have been exchanged for Certificated Securities or a particular Global Security has been redeemed, repurchased or cancelled in whole and not in part, each such Global Security shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or Certificated Securities, the principal amount at maturity of Senior Subordinated Notes represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global

         Security, by the Trustee or by the Depositary at the direction of the Trustee, to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security, by the Trustee or by the Depositary at the direction of the Trustee, to reflect such increase.

                  (i)      General Provisions Relating to Transfers and
         Exchanges.

                  (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Securities and Certificated Securities upon the Company's order or at the Registrar's request.

                  (ii) No service charge shall be made to a holder of a beneficial interest in a Global Security or to a holder of a Certificated Security for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.10, 4.15 and 9.05 hereof).

                  (iii) The Registrar shall not be required to register the transfer of or exchange any Senior Subordinated Note selected for redemption in whole or in part, except the unredeemed portion of any Senior Subordinated Note being redeemed in part.

                  (iv) All Global Securities and Certificated Securities issued upon any registration of transfer or exchange of Global Securities or Certificated Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Securities or Certificated Securities surrendered upon such registration of transfer or exchange.

                  (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange Senior Subordinated Notes during a period beginning at the opening of business 15 days before the day of any selection of Senior Subordinated Notes for redemption under
         Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Senior Subordinated Note so selected for redemption in whole or in part, except the unredeemed portion of any Senior Subordinated Note being redeemed in part or (C) to register the transfer of or to exchange a Senior Subordinated Note between a record date and the next succeeding Interest Payment Date.

                  (vi) Prior to due presentment for the registration of a transfer of any Senior Subordinated Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Senior Subordinated Note is registered as the absolute owner of such Senior Subordinated Note for the purpose of receiving payment of principal of and interest on such Senior Subordinated Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

                  (vii) The Trustee shall authenticate Global Securities and Certificated Securities in accordance with the provisions of Section
         2.02 hereof.

SECTION 2.07.            REPLACEMENT NOTES.

                  If any mutilated Note is surrendered to the Trustee, or the Company and the Trustee receives evidence to their satisfaction of the destruction, loss or theft of any Senior Subordinated Note, the Company shall issue and the Trustee, upon the written order of the Company signed by one Officer of the Company, shall authenticate a replacement Senior Subordinated
Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Senior Subordinated Note is replaced. The Company may charge for its expenses in replacing a Senior Subordinated Note.

                  Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.08.            OUTSTANDING NOTES.

                  The Senior Subordinated Notes outstanding at any time are all the Senior Subordinated Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Senior Subordinated Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Senior Subordinated Note.

                  If a Senior Subordinated Note is replaced pursuant to Section
2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Senior Subordinated Note is held by a bona fide purchaser.

                  If the principal amount of any Senior Subordinated Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

                  If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date, money sufficient to pay all principal and interest, if any, payable on that date with respect to the Senior Subordinated Notes (or the portion thereof to be redeemed or maturing, as the case may be), then on and after that date such Senior Subordinated Notes (or portions thereof) shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.09.            TREASURY NOTES.

                  In determining whether the holders of the required principal amount of Senior Subordinated Notes have concurred in any direction, waiver or consent, Senior Subordinated Notes owned by the Company, or an Affiliate of the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Senior Subordinated Notes that a Trustee knows are so owned shall be so disregarded.

SECTION 2.10.            TEMPORARY NOTES.

                  Until definitive Senior Subordinated Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Senior Subordinated Notes upon a written order of the Company signed by one Officer of the Company. Temporary Senior Subordinated Notes shall be substantially in the form of definitive Senior Subordinated Notes but may have variations that the Company considers appropriate for temporary Senior Subordinated Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Senior Subordinated Notes and deliver them in exchange for temporary Senior Subordinated Notes.

                  Holders of temporary Senior Subordinated Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11.            CANCELLATION.

                  The Company at any time may deliver Senior Subordinated Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Senior Subordinated Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Senior Subordinated Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Senior Subordinated Notes (subject to the record retention requirement of the Exchange
Act), unless the Company directs cancelled Senior Subordinated Notes to be returned to it. Certification of the destruction of all cancelled Senior Subordinated Notes shall be delivered to the Company for all certificates so destroyed. The Company may not issue new Senior Subordinated Notes to replace Senior Subordinated Notes that it has redeemed, paid or delivered to the Trustee for cancellation.

SECTION 2.12.            DEFAULTED INTEREST.

                  If the Company defaults in a payment of interest on the Senior Subordinated Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are holders on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five Business Days prior to the payment date, in each case at the rate provided in the Senior Subordinated Notes and in Section 4.01 hereof. The Company shall fix or cause to be fixed each such special record date and payment date, provided that the Company shall fix or cause to be fixed each such special record date as early as practicable prior to the payment date, and the Company shall mail or cause to be mailed as early as practicable to each holder a notice that states the special record date, the related payment date and the amount of defaulted interest to be paid.

SECTION 2.13.            RECORD DATE.

                  The record date for purposes of determining the identity of holders of the Senior Subordinated Notes entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in TIA Section 316(c).

SECTION 2.14.            CUSIP NUMBER

                  The Company in issuing the Senior Subordinated Notes may use a "CUSIP" number and, if it does so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Senior Subordinated Notes and that reliance may be placed only on the other identification numbers printed on the Senior Subordinated Notes. The Company will promptly notify the Trustee of any change in the CUSIP number.

                                   ARTICLE 3.
                       REDEMPTION AND CERTAIN REPURCHASES

SECTION 3.01.            NOTICES TO TRUSTEE.

                  If the Company elects to redeem Senior Subordinated Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 45 days (unless a shorter period is acceptable to the Trustee) but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Senior Subordinated Notes to be redeemed and (iv) the redemption price.

SECTION 3.02.            SELECTION OF NOTES TO BE REDEEMED.

                  If less than all of the Senior Subordinated Notes are to be redeemed at any time, except as provided in Section 3.09, the Trustee shall select the Senior Subordinated Notes to be redeemed or purchased in compliance with the requirements of the principal national securities exchange, if any, on which the Senior Subordinated Notes are listed, or, if the Senior Subordinated Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate (and in such manner as complies with applicable legal and stock exchange requirements, if any), provided that no Senior Subordinated Notes with a principal amount at maturity of $1,000 or less shall be redeemed or purchased in part. A new Senior Subordinated Note in principal amount at maturity equal to the unredeemed or unpurchased portion shall be issued in the name of the holder thereof upon cancellation of the original Senior Subordinated Note. On and after the redemption or purchase date, interest shall cease to accrete or accrue on the Senior Subordinated Notes or portions of them called for redemption or purchase. In the event of partial redemption by lot, the particular Senior Subordinated Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Senior Subordinated Notes not previously called for redemption.

                  The Trustee shall promptly notify the Company in writing of the Senior Subordinated Notes selected for redemption and, in the case of any Senior Subordinated Note selected for partial redemption, the principal amount at maturity thereof to be redeemed. Senior Subordinated Notes and portions of them selected shall be in amounts of $1,000 or whole multiples of $1 ,000; except that if all of the Senior Subordinated Notes of a holder are to be redeemed, the entire outstanding amount of Senior Subordinated Notes held by such holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Senior Subordinated Notes called for redemption also apply to portions of Senior Subordinated Notes called for redemption.

SECTION 3.03.            NOTICE OF REDEMPTION.

                  Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each holder whose Senior Subordinated Notes are to be redeemed at its registered address provided that in the event of a redemption pursuant to Section 3.07(b) hereof arising out of a sale of the Company's Capital Stock (other than Disqualified Stock) to a Strategic Equity Investor, such notice shall not be mailed prior to the consummation of such sale).

                  The notice shall identify the Senior Subordinated Notes to be redeemed and shall state:

                  (a)      the redemption date;

                  (b)      the redemption price;

                  (c) if any Senior Subordinated Note is being redeemed in part, the portion of the principal amount at maturity of such Senior Subordinated Note to be redeemed and that, after the redemption date upon surrender of such Senior Subordinated Note, a new Senior Subordinated Note or Senior Subordinated Notes in principal amount at maturity equal to the unredeemed portion shall be issued;

                  (d)      the name and address of the Paying Agent;

                  (e) that Senior Subordinated Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (f) that, unless the Company defaults in making such redemption payment, interest on Senior Subordinated Notes (or portions thereof) called for redemption ceases to accrue on and after the redemption date;

                  (g) the paragraph of the Senior Subordinated Notes and/or section of this Indenture pursuant to which the Senior Subordinated Notes called for redemption are being redeemed; and

                  (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Senior Subordinated Notes.

                  At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days (unless, except as set forth above, a shorter period is acceptable to the Trustee) prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.04.            EFFECT OF NOTICE OF REDEMPTION.

                  Once notice of redemption is mailed in accordance with Section
3.03 hereof, Senior Subordinated Notes called for redemption become due and payable on the redemption date at the redemption price stated in such notice. A notice of redemption may not be conditional.

SECTION 3.05.            DEPOSIT OF REDEMPTION PRICE.

                  On or prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) immediately available funds sufficient to pay the redemption price of and accrued interest, if any, on all Senior Subordinated Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any funds deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest, if any, on, all Senior Subordinated Notes to be redeemed.

                  If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Senior Subordinated Notes or the portions of Senior Subordinated Notes called for redemption. If a Senior Subordinated Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Senior Subordinated Note was registered at the close of business on such record date. If any Senior Subordinated Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid redemption price, from the redemption date until such redemption price is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Senior Subordinated Notes and in Section 4.01 hereof.

SECTION 3.06.            SENIOR SUBORDINATED NOTES REDEEMED IN PART.

                  Upon surrender of a Senior Subordinated Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the holder of the Senior Subordinated Notes at the expense of the Company a new Senior Subordinated Note equal in principal amount at maturity to the unredeemed portion of the Senior Subordinated Note surrendered.

SECTION 3.07.            OPTIONAL REDEMPTION.

                  (a) Except as set forth in Section 3.07(b) below, prior to March 1, 2004, the Senior Subordinated Notes shall be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the Make-Whole Price, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date. On or after March 1, 2004, the Senior Subordinated Notes shall be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice to the holders, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on March 1 of the years indicated below:

                  YEAR                                              PERCENTAGE
                  ----                                              ----------
                  2004.....................................          106.125%
                  2005.....................................          104.083%
                  2006.....................................          102.041%
                  2007 and thereafter......................          100.000%

                  (b) Notwithstanding the provisions of Section 3.07(a) above, in the event of the sale by the Company prior to March 1, 2002 of its Capital Stock (other than Disqualified Stock) (i) to a Strategic Investor in a single transaction or series of related transactions for an aggregate purchase price equal to or exceeding $50.0 million or (ii) in one or more Public Offerings, up to a maximum of 25% of the aggregate principal amount at maturity of the Senior Subordinated Notes originally issued shall, at the option of the Company, be redeemable from the net cash proceeds of such sale or sales to such Strategic Investor (but only to the extent such proceeds consist of cash or readily marketable cash equivalents received in respect of the Capital Stock, other than Disqualified Stock, so sold) at a redemption price equal to 112.25% of the Accreted Value thereof plus accrued and unpaid Liquidated Damages, if any, thereon to the redemption date, provided that: (1) at least 75% of the aggregate principal amount at maturity of the Senior Subordinated Notes originally issued remains outstanding immediately after the occurrence of such redemption; and (2) such redemption occurs within 90 days of the date of the closing of each such sale.

                  (c) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

SECTION 3.08.            MANDATORY REDEMPTION.

                  Except as set forth under Sections 3.09 and 4.15 hereof, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Senior Subordinated Notes.

SECTION 3.09.            OFFER TO PURCHASE WITH EXCESS ASSET SALE PROCEEDS.

                  If at any time the cumulative amount of Excess Proceeds that have not been applied in accordance with this Section 3.09 exceeds $10.0 million, the Company shall, within 30 days thereafter, make an offer to all holders of Senior Subordinated Notes and Pari Passu Notes (an "Excess Proceeds Offer"), to purchase the maximum principal amount and/or accreted value, as applicable, of Senior Subordinated Notes and Pari Passu Notes that may be purchased out of such Excess Proceeds, at an offer price in cash in an amount equal to 100% of the Accreted Value (if such date of purchase is prior to March 1, 2004) or 100% of the outstanding principal amount (if such date of purchase is on or after March 1,2004) of the Senior Subordinated Notes and 100% of the outstanding principal amount or accreted value, as applicable, of the Pari Passu Notes, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date fixed for the closing of such offer, in accordance with the procedures specified below.

                  The Excess Proceeds Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the maximum accreted value or principal amount, as the case may be, of Senior Subordinated Notes and Pari Passu Notes that may be purchased with such Excess Proceeds (on a pro rata basis if Senior Subordinated Notes and Pari Passu Notes tendered is in excess of the Excess Proceeds) (which maximum principal amount of Senior Subordinated Notes shall be the "Offer Amount") or, if less than the Offer Amount has been tendered, all Senior Subordinated Notes and Pari Passu Notes tendered in response to the Excess Proceeds Offer, subject to the provisions of Section 4.10 hereof.

                  If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued interest on the Senior Subordinated Notes shall be paid to the Person in whose name a Senior Subordinated Note is registered at the close of business on such record date, and no additional interest shall be payable to holders who tender Senior Subordinated Notes pursuant to the Excess Proceeds Offer on the portion of the tendered Senior Subordinated Notes purchased pursuant to the Excess Proceeds Offer.

                  Upon the commencement of any Excess Proceeds Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the holders of the Senior Subordinated Notes, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such holders to tender Senior Subordinated Notes pursuant to the Excess Proceeds Offer. The Excess Proceeds Offer shall be made to all holders. The notice, which shall govern the terms of the Excess Proceeds Offer, shall state:

                  (a) that the Excess Proceeds Offer is being made pursuant to Sections 3.09 and 4.10 hereof and the length of time the Excess Proceeds Offer shall remain open;

                  (b)      the Offer Amount, the purchase price and the Purchase
         Date;

                  (c) that any Senior Subordinated Note or portion thereof not tendered or accepted for payment shall continue to accrue interest;

                  (d) that any Senior Subordinated Note or portion thereof accepted for payment pursuant to the Excess Proceeds Offer shall cease to accrue interest after the Purchase Date;

                  (e) that holders electing to have a Senior Subordinated Note or portion thereof purchased pursuant to any Excess Proceeds Offer shall be required to surrender the Senior Subordinated Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Senior Subordinated Note completed, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three Business Days before the Purchase Date;

                  (f) that holders shall be entitled to withdraw their election if the Company, depositary or Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of the Senior Subordinated Note or portion thereof the holder delivered for purchase and a statement that such holder is withdrawing his election to have the Senior Subordinated Note or portion thereof purchased;

                  (g) that, if the aggregate principal amount, and/or the aggregate accreted value as the case may be, of Senior Subordinated Notes and Pari Passu Notes tendered by holders of such notes exceeds the Offer Amount, the Trustee shall select the Senior Subordinated Notes to be purchased on a pro rata basis as described above (with such adjustments as may be deemed appropriate by the Trustee so that only Senior Subordinated Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

                  (h) that holders whose Senior Subordinated Notes were purchased only in part shall be issued new Senior Subordinated Notes equal in principal amount to the unpurchased portion of the Senior Subordinated Notes surrendered (or transferred by book-entry transfer).

                  On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis (as described above) to the extent necessary, the Offer Amount of Senior Subordinated Notes, Pari Passu Notes or portions thereof tendered pursuant to the Excess Proceeds Offer, or if less than the Offer Amount has been tendered, all Senior Subordinated Notes, Pari Passu Notes or portions thereof tendered, and deliver to the Trustee an Officers' Certificate stating that such Senior Subordinated Notes, Pari Passu Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company or Paying Agent, as the case may be, shall promptly but in any case not later than five days after the Purchase Date) mail or deliver to each tendering holder an amount equal to the purchase price of the Senior Subordinated Note or portion thereof tendered by such holder and accepted by the Company for purchase, and the Company shall promptly issue a new Senior Subordinated Note, and the Trustee shall authenticate and mail or deliver such new Senior

Subordinated Note to such holder equal in principal amount at maturity to any unpurchased portion of the Senior Subordinated Note surrendered. Any Senior Subordinated Note not so accepted shall be promptly mailed or delivered by the Company to the holder thereof. The Company shall publicly announce the results of the Excess Proceeds Offer on the Purchase Date. In the event that the aggregate amount of Excess Proceeds exceeds the aggregate principal amount or accreted value, as the case may be, of Senior Subordinated Notes, Pari Passu Notes or portions thereof surrendered by holders of such notes pursuant to an Excess Proceeds Offer, the Company may use the remaining Excess Proceeds for general purposes. Upon completion of an Excess Proceeds Offer, the amount of Excess Proceeds shall be deemed to be reset at zero.

                  Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof. No repurchase of Senior Subordinated Notes under this Section 3.09 shall be deemed to be a redemption of Senior Subordinated Notes.

                                   ARTICLE 4.
                                    COVENANTS

SECTION 4.01.            PAYMENT OF NOTES.

                  The Company shall pay or cause to be paid the principal of, premium, if any, and interest, on the Senior Subordinated Notes on the dates and in the manner provided in the Senior Subordinated Notes and this Indenture. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company, holds as of the due date money deposited by, or on behalf of, the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Senior Subordinated Note Registration Rights Agreement.

                  The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Senior Subordinated Notes to the extent lawful until such overdue principal is paid; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful until such overdue installments of interest are paid.

                  The term "Bankruptcy Law" means title 11, U.S. Code or any similar federal or state law for the relief of debtors.

SECTION 4.02.            MAINTENANCE OF OFFICE OR AGENCY.

                  The Company shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Senior Subordinated Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Senior Subordinated Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

                  The Company may also from time to time designate one or more other offices or agencies where the Senior Subordinated Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                  The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with
Section 2.03 hereof.

SECTION 4.03.            REPORTS.

                  (a) So long as any of the Senior Subordinated Notes remain outstanding, the Company shall cause copies of all quarterly and annual financial reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the Securities and Exchange Commission (the "Commission") may by rules and regulations prescribe) which the Company is required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act ("SEC Reports") to be filed with the Trustee within 15 days of filing with the Commission. If the Company is not subject to the requirements of Section 13(a) or 15(d) of the Exchange Act or shall cease to be required by the Commission to file SEC Reports pursuant to the Exchange Act, the Company shall nevertheless continue to cause SEC Reports, comparable to those which it would be required to file pursuant to Section 13(a) or 15(d) of the Exchange Act if it were subject to the requirements of either such section, to be so filed with the Commission (unless the Commission will not accept such a filing) and with the Trustee within the same time periods as would have applied (including under the preceding sentence) had the Company been subject to the requirements of Section 13(a) or 15(d) of the Exchange Act. Whether or not required by the Exchange Act to file SEC Reports with the Commission, so long as any Senior Subordinated Notes are outstanding, the Company shall furnish copies of the SEC Reports to the holders of Senior Subordinated Notes at the time the Company is required to file the same with the Trustee and make such information available to investors who request it in writing. In addition, the Company shall, for so long as any Senior Subordinated Notes remain outstanding, furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144(d)(4) under the Securities Act. The Company shall also comply with the provisions of TIA Section 314(a).

                  (b) The Company shall provide the Trustee with a sufficient number of copies of all SEC Reports that the Trustee may be required to deliver to the holders of the Senior Subordinated Notes under this Section 4.03.

SECTION 4.04.            COMPLIANCE CERTIFICATE.

                  (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Company, an Officers' Certificate stating that (i) a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has (x) kept, observed, performed and fulfilled, and (y) caused each of its Subsidiaries to keep, observe, perform and fulfill, its obligations under this Indenture, and
(ii) as to each such Officer signing such certificate, that to the best of his or her knowledge (A) the Company has kept, observed, performed and fulfilled, and has caused each of its Subsidiaries to keep, observe, perform and fulfill, each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture to be performed or observed by it (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action each is taking or proposes to take with respect thereto) and (B) no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Senior Subordinated Notes is prohibited or if such event has occurred, a description of the event and what action each is taking or proposes to take with respect thereto.

                  (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03 above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention which would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 of this Indenture or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

                  (c) The Company shall, so long as any of the Senior Subordinated Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default, Event of Default or default and what action the Company is taking or proposes to take with respect thereto.

                  (d) The Company shall deliver to the Trustee an Officers' Certificate as required by, and in accordance with, Section 4.07(f) hereof.

SECTION 4.05.            TAXES.

                  The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies, except as contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the holders of the Senior Subordinated Notes.

SECTION 4.06.            STAY, EXTENSION AND USURY LAWS.

                  The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07.            RESTRICTED PAYMENTS.

                  (a) The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

                  (i) declare or pay any dividend or make any distribution on account of any Equity Interests of the Company or any of its Subsidiaries other than dividends or distributions payable (A) in Equity Interests of the Company that are not Disqualified Stock or (B) to the Company or any Subsidiary;

                  (ii) purchase, redeem, defease, retire or otherwise acquire for value ("Retire" and correlatively, a "Retirement") any Equity Interests of the Company or any of its Subsidiaries or other Affiliate of the Company (other than any such Equity Interests owned by the Company or any Subsidiary);

                  (iii) Retire for value any Indebtedness of (A) the Company that is subordinate in right of payment to the Senior Subordinated Notes or (B) any Subsidiary, except, with respect to clause (A) or (B) above, at final maturity or in accordance with the mandatory redemption or repayment provisions set forth in the original documentation governing such Indebtedness; or

                  (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of such Restricted Payment:

                           (1) no Default or Event of Default has occurred and is continuing or would occur as a consequence thereof;

                           (2) after giving effect to such Restricted Payment on a pro forma basis as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, the Company could incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Cash Flow Leverage Ratio test set forth in Section 4.09(a) hereof; and

                           (3) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Subsidiaries after the Issue Date (including any Restricted Payments made pursuant to clauses (i), (v) and (vi) of Section 4.07(b)), is less than the sum of

                                    (w)      50% of the Consolidated Net Income
                           of the Company for the period (taken as one accounting period) from June 30, 1996 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

                                    (x)      100% of the aggregate net cash
                           proceeds received by the Company from the issue or sale of Equity Interests of the Company or of debt securities or Disqualified Stock of the Company that have been converted into such Equity Interests (other than Equity Interests (or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock) after June 30, 1996 (other than any such Equity Interests, the proceeds of which were used as set forth in clauses (b)(ii) and (b)(viii) below), plus

                                    (y)      100% of the sum of, without
                           duplication, (1) aggregate dividends or distributions received by the Company or any Subsidiary from any Joint Venture (other than dividends or distributions to pay any obligations of such Joint Venture to Persons other than the Company or any Subsidiary, such as income taxes), with non-cash distributions to be valued at the lower of book value or fair market value as determined by the Board of Directors, (2) the amount of the principal and interest payments received since the Issue Date by the Company or any Subsidiary from any Joint Venture and (3) the net proceeds from the sale of an Investment in a Joint Venture received by the Company or any Subsidiary; provided that there is no obligation to return any such amounts to the Joint Venture, and excluding any such dividend, distribution, interest payment or net proceeds that constitutes a return of capital invested pursuant to clause (b)(vi) of this Section 4.07, plus

                                    (z)      $10.0 million.

                  (b) The foregoing provisions in Section 4.07(a) shall not prohibit:

                  (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment would have complied with the provisions of this Indenture;

                  (ii) the Retirement of (A) any Equity Interests of the Company or any Subsidiary of the Company, (B) Indebtedness of the Company that is subordinate to the Senior Subordinated Notes or (C) Indebtedness of a Subsidiary of the Company, in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock);

                  (iii) the Retirement of any Indebtedness of the Company subordinated in right of payment to the Senior Subordinated Notes in exchange for, or out of the proceeds of the substantially concurrent incurrence of Indebtedness of the Company (other than Indebtedness to a Subsidiary of the Company), but only to the extent that such new Indebtedness is permitted under Section 4.09 hereof and (1) is subordinated in right of payment to the Senior Subordinated Notes at least to the same extent as, (2) has a Weighted Average Life to Maturity at least as long as, and (3) has no scheduled principal payments due in any amount earlier than, any equivalent amount of principal under the Indebtedness so Retired;

                  (iv) the Retirement of any Indebtedness of a Subsidiary of the Company in exchange for, or out of the proceeds of the substantially concurrent incurrence of Indebtedness of the Company or any Subsidiary but only to the extent that such incurrence is permitted under Section 4.09 hereof and only to the extent that such Indebtedness
         (1) is not secured by any assets of the Company or any Subsidiary to a greater extent than the Retired Indebtedness was so secured, (2) has a Weighted Average Life to Maturity at least as long as the Retired Indebtedness and (3) if such Retired Indebtedness was an obligation of the Company, is pari passu or subordinated in right of payment to the Senior Subordinated Notes at least to the same extent as the Retired Indebtedness;

                  (v) the Retirement of any Equity Interests of the Company or any Subsidiary of the Company held by any member of the Company's (or any of its Subsidiaries') management pursuant to any management equity subscription agreement or stock option agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $5.0 million in any twelve-month period plus the aggregate cash proceeds received by the Company during such twelve-month period from any reissuance of Equity Interests by the Company to members of management of the Company and its Subsidiaries;

                  (vi) Investments in any Joint Venture; provided that at the time any such Investment is made, such Investment shall not cause the aggregate amount of Investments at any one time outstanding under this clause (vi) to exceed the greater of (x) $25.0 million and (y) 5% of the Total Common Equity of the Company;

                  (vii) the payment of cash in lieu of fractional shares (a) payable as dividends on Equity Interests of the Company or (b) issuable upon conversion of or in exchange for securities convertible into or exchangeable for Equity Interests of the Company or (c) issuable as a result of a corporate reorganization, provided that, in the case of (a) and (b), the issuance of such Equity Interests or securities and, in the case of (c), such corporate reorganization, is permitted under the terms of this Indenture; and

                  (viii) Investments with the net cash proceeds received by the Company from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) after December 31, 1997;

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (i), (ii), (iii), (iv), (v), (vi) and
(viii), no Default or Event of Default shall have occurred and be continuing.

                  (c) A Permitted Investment that ceases to be a Permitted Investment pursuant to the definition of that term set forth in Section 1.01 hereof, shall become a Restricted Investment, deemed to have been made on the date that it ceases to be a Permitted Investment.

                  (d) The Board of Directors may designate any Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default or an Event of Default pursuant to Article 6 hereof. For purposes of making such determination, all outstanding Investments by the Company and its Subsidiaries except to the extent repaid in cash) in such Subsidiary so designated shall be deemed to be Restricted Payments at the time of such designation and shall reduce the amount available for Restricted Payments under paragraph (a) of this
Section 4.07. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the greatest of (x) the net book value of such Investments at the time of such designation, (y) the fair market value of such Investments at the time of such designation and (z) the original fair market value of such Investments at the time they were made. Such designation will only be permitted if such Restricted Payment would be permitted at such time.

                  (e) The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under Section 4.09 hereof and (ii) no Default or Event of Default pursuant to Article 6 hereof would be in existence following such designation.

                  (f) Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed, which calculations may be based upon the Company's latest available financial statements.

SECTION 4.08.            DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING
                         SUBSIDIARIES.

                  The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause to become effective any consensual encumbrance or restriction on the ability of any Subsidiary to:

                  (i) pay dividends or make any other distributions to the Company or any of its Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any of its Subsidiaries;

                  (ii) make loans or advances to the Company or any of its Subsidiaries; or

                  (iii) transfer any of its properties or assets to the Company or any of its Subsidiaries; except for such encumbrances or restrictions existing as of the Issue Date or under or by reason of:

                  (a)      Existing Indebtedness;

                  (b)      applicable law;

                  (c) any instrument governing Acquired Debt as in effect at the time of acquisition (except to the extent such Indebtedness was incurred in connection with, or in contemplation of, such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

                  (d) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

                  (e) Indebtedness in respect of a Permitted Refinancing, provided that the restrictions contained in the agreements governing such Refinancing Indebtedness are not materially more restrictive than those contained in the agreements governing the Indebtedness being refinanced;

                  (f) with respect to clause (iii) above, purchase money obligations for property acquired in the ordinary course of business, Vendor Indebtedness incurred in connection with the purchase or lease of Telecommunications Related Assets or performance bonds or similar security for performance which liens securing such obligations do not cover any asset other than the asset acquired or, in the case of performance bonds or similar security for performance, the assets associated with the Company's performance;

                  (g) Indebtedness incurred under Section 4.09(b)(i) hereof;

                  (h) this Indenture and the Senior Subordinated Notes or future Indebtedness with substantially similar restrictions, if any, to the Senior Subordinated Notes;

                  (i) the Senior Note Indenture and the Senior Notes or future Indebtedness with substantially similar restrictions, if any, to the Senior Notes; or

                  (j)      in the case of clauses (a), (c), (e), (g), (h) and
         (i) above, any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive with respect to such dividend and other payment restrictions than those contained in such instruments as in effect on the date of their incurrence or, if later, the Issue Date.

SECTION 4.09.            INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF DISQUALIFIED
                         STOCK.

                  (a) The Company and its Subsidiaries shall not, directly or indirectly create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable for the payment of (collectively, "incur" and, correlatively, "incurred" and "incurrence") any Indebtedness (including, without limitation, Acquired Debt) or issue any Disqualified Stock; provided, however, that the Company and/or any of its Subsidiaries may incur Indebtedness (including, without limitation, Acquired Debt) or issue shares of Disqualified Stock if, after giving effect to the incurrence of such Indebtedness or the issuance of such Disqualified Stock, the Consolidated Cash Flow Leverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of such incurrence or issuance: (x) does not exceed 5.5 to 1 if such incurrence or issuance occurs on or prior to June 1, 1999; and (y) does not exceed 5.0 to 1 if such incurrence or issuance occurs after June 1, 1999, in each case, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period. If the Company incurs any Indebtedness or issues or redeems any Preferred Stock subsequent to the commencement of the period for which such ratio is being calculated but prior to the event for which the calculation of the ratio is made, then the ratio will be calculated giving pro forma effect to any such incurrence of Indebtedness, or such issuance or redemption of Preferred Stock, as if the same had occurred at the beginning of the applicable period. In making such calculation on a pro forma basis, interest attributable to Indebtedness bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period.

                  (b) The foregoing limitation in Section 4.09(a) shall not apply to (with each exception to be given independent effect):

                  (i) the incurrence by the Company and/or any of its Subsidiaries of Indebtedness under a Credit Facility in an aggregate principal amount at any one time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and/or any of its Subsidiaries thereunder) not to exceed $150.0 million in the aggregate at any one time outstanding, less the aggregate amount of all Net Proceeds of Asset Sales applied to permanently reduce the commitments with respect to such Indebtedness pursuant to Section 4.10 hereof;

                  (ii) the incurrence by the Company and/or any of its Subsidiaries of Vendor Indebtedness, provided that the aggregate amount of such Vendor Indebtedness incurred does not exceed 80% of the total cost of the Telecommunications Related Assets financed therewith (or 100% of the total cost of the Telecommunications Related Assets financed therewith if such Vendor Indebtedness was extended for the purchase of tangible physical assets and was so financed by the vendor thereof or an affiliate of such vendor);

                  (iii) the incurrence by the Company and/or any of its Subsidiaries of the Existing Indebtedness, including the Existing Senior Subordinated Notes;

                  (iv) the incurrence by the Company and/or any of its Subsidiaries of Indebtedness in an aggregate amount not to exceed $50.0 million at any one time outstanding;

                  (v) the incurrence by the Company of Indebtedness, but only to the extent that such Indebtedness has a final maturity no earlier than, and a Weighted Average Life to Maturity equal to or greater than, the final maturity and Weighted Average Life to Maturity, respectively, of the Senior Subordinated Notes, in an aggregate principal amount not to exceed 2.0 times the net cash proceeds received by the Company after June 30, 1996 from the issuance and sale of Equity Interests of the Company (that are not Disqualified Stock) plus the fair market value of Equity Interests (other than Disqualified Stock) issued after June 30, 1996 in connection with any acquisition of any Telecommunications Business;

                  (vi) the incurrence (a "Permitted Refinancing") by the Company and/or any of its Subsidiaries of Indebtedness issued in exchange for, or the proceeds of which are used to refinance, replace, refund or defease ("Refinance" and correlatively, "Refinanced" and "Refinancing") Indebtedness, other than Indebtedness incurred pursuant to clause (i) above, but only to the extent that:

                                    (1)      the net proceeds of such
                  Refinancing Indebtedness do not exceed the principal amount of and premium, if any, and accrued interest on the Indebtedness so Refinanced (or if such Indebtedness was issued at an original issue discount, the original issue price plus amortization of the original issue discount at the time of the repayment of such Indebtedness) plus the fees, expenses and costs of such Refinancing and reasonable prepayment premiums, if any, in connection therewith;

                                    (2)      the Refinancing Indebtedness shall
                  have a final maturity no earlier than, and a Weighted Average Life to Maturity equal to or greater than, the final maturity and Weighted Average Life to Maturity of the Indebtedness being Refinanced; and

                                    (3)      if the Indebtedness being
                  Refinanced is subordinated in right of payment to the Senior Subordinated Notes, the Refinancing Indebtedness shall be subordinated in right of payment to the Senior Subordinated Notes on terms at least as favorable to the holders of Senior Subordinated Notes as those contained in the documentation governing the Indebtedness being so Refinanced;

                  (vii) the incurrence by the Company or any of its Subsidiaries of intercompany Indebtedness between or among the Company and any of its Subsidiaries;

                  (viii) the incurrence by the Company or any of its Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate or foreign currency risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding; and

                  (ix) the incurrence by the Company of Indebtedness represented by the Senior Subordinated Notes and the Senior Subordinated Notes, in each case, issued on the Issue Date.

                  For purposes of determining compliance with this Section 4.09, in the event that an item of Indebtedness or Disqualified Stock meets the criteria of more than one of the categories described in clauses (i) through
(ix) above or is entitled to be incurred pursuant to Section 4.09(a), the Company shall, in its sole discretion, classify such item in any manner that complies with this Section and such item shall be treated as having been incurred pursuant to only one of such clauses or pursuant to Section 4.09(a). Accrual of interest or dividends, the accretion of accreted value or liquidation preference and the payment of interest or dividends in the form of additional Indebtedness, Common Stock or Preferred Stock shall not be deemed to be an incurrence of Indebtedness for purposes of this Section.

SECTION 4.10.            ASSET SALES.

                  (a) The Company shall not, and shall not permit any of its Subsidiaries to, whether in a single transaction or a series of related transactions occurring within any twelve-month period,

                  (i) sell, lease, convey, dispose or otherwise transfer any assets (including by way of a Sale and Leaseback Transaction) other than sales, leases, conveyances, dispositions or other transfers (A) in the ordinary course of business, (B) to the Company by any Subsidiary of the Company or from the Company to any Subsidiary of the Company,
         (C) that constitute a Restricted Payment, Investment or dividend or distribution permitted under Section 4.07 hereof or (D) that constitute the disposition of all or substantially all of the assets of the Company pursuant to Section 5.01 hereof or

                  (ii) issue or sell Equity Interests in any of its Subsidiaries (other than an issuance or sale of Equity Interests of any such Subsidiary to the Company or a Subsidiary of the Company),

if, in the case of either (i) or (ii) above, in a single transaction or a series of related transactions occurring within any twelve-month period, such assets or securities:

                  (x)      have a Fair Market Value in excess of $2.0 million;
or

                  (y) are sold or otherwise disposed of for net proceeds in excess of $2.0 million (each of the foregoing, an "Asset Sale"), unless:

                  (a) no Default or Event of Default exists or would occur as a result thereof;

                  (b) the Company, or such Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (evidenced by a resolution of the Board of Directors of the Company set forth in an Officers' Certificate delivered to the Trustee), of the assets or securities issued or sold or otherwise disposed of; and

                  (c) except with respect to an Asset Sale constituting the issuance or sale of Equity Interests in the Web Hosting Subsidiary, at least 75% of the consideration therefor received by the Company or such Subsidiary is in the form of cash, provided, however, that (A) the amount of (x) any liabilities (as shown on the Company's or such Subsidiary's most recent balance sheet or in the notes thereto), of the Company or any Subsidiary of the Company (other than liabilities that are by their terms subordinated to the Senior Subordinated Notes) that are assumed by the transferee of any such assets and (y) any notes, obligations or other securities received by the Company or any such Subsidiary from such transferee that are immediately converted by the Company or such Subsidiary into cash, shall be deemed to be cash (to the extent of the cash received in the case of subclause (y)) for purposes of this clause (c); and (B) an amount equal to the Fair Market Value (determined as set forth in clause (b) above) of (1) Telecommunications Related Assets received by the Company or any such Subsidiary from the transferee that will be used by the Company or any such Subsidiary in the operation of a Telecommunications Business in the United States and (2) the Voting Stock of any Person engaged in the Telecommunications Business in the United States received by the Company or any such Subsidiary (provided that such Voting Stock is converted to cash within 270 days or such Person concurrently becomes or is a Subsidiary of the Company) shall be deemed to be cash for purposes of this clause (c).

                  The foregoing provisions shall not apply to a sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company, which shall be governed by Article 5 hereof.

                  (b) Within 360 days after the receipt of net proceeds of any Asset Sale, the Company (or such Subsidiary, as the case may be) may apply the Net Proceeds from such Asset Sale, at its option, to: (i) repay Senior Debt or permanently reduce the amounts permitted to be borrowed by the Company under the terms of any of its Senior Debt; or (ii) the purchase of Telecommunications Related Assets or Voting Stock of any Person engaged in the Telecommunications Business in the United States (provided that such Person concurrently becomes a Subsidiary of the Company); or (iii) in the case of net cash proceeds realized upon the issuance or sale of Equity Interests in the Web Hosting Subsidiary, fund cash operating losses, provide working capital and for general corporate purposes. Any Net Proceeds from any Asset Sales that are not so applied or invested as provided in the preceding sentence, shall constitute

"Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company shall be required to make an Excess Proceeds Offer in accordance with the terms of Section 3.09 hereof.

SECTION 4.11.            TRANSACTIONS WITH AFFILIATES.

                  The Company shall not, and shall not permit any of its Subsidiaries to, sell, lease, transfer or otherwise dispose of any of their respective properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless: (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person; (ii) such Affiliate Transaction is approved by a majority of the disinterested directors on the Board of Directors of the Company; and (iii) the Company delivers to the Trustee, with respect to any Affiliate Transaction involving aggregate payments in excess of $1.0 million, a resolution of a committee of independent directors of the Company set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clauses (i) and (ii) above; provided that: (a) transactions pursuant to any employment, stock option or stock purchase agreement entered into by the Company or any of its Subsidiaries, or any grant of stock, in the ordinary course of business that are approved by the Board of Directors of the Company; (b) transactions between or among the Company and its Subsidiaries; (c) transactions permitted by Section 4.07 hereof; and (d) loans and advances to employees and officers of the Company or any of its Subsidiaries in the ordinary course of business in an aggregate principal amount not to exceed $1.0 million at any one time outstanding, shall not be deemed Affiliate Transactions.

SECTION 4.12.            LIENS.

                  The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien securing Indebtedness or trade payables on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except for Permitted Liens.

SECTION 4.13.            LIMITATIONS ON SALE AND LEASEBACK TRANSACTIONS.

                  The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into, assume, Guarantee or otherwise become liable with respect to any Sale and Leaseback Transaction, provided that the Company or any Subsidiary of the Company may enter into any such transaction if: (i) the Company or such Subsidiary would be permitted under Sections 4.09 and 4.12 hereof to incur secured Indebtedness in an amount equal to the Attributable Debt with respect to such transaction; (ii) the consideration received by the Company or such Subsidiary from such transaction is at least equal to the Fair Market Value of the property being transferred; and (iii) the Net Proceeds received by the Company or such Subsidiary from such transaction are applied in accordance with Section 4.10 hereof.

SECTION 4.14.            CORPORATE EXISTENCE.

                  Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its existence as a corporation, and the corporate, partnership or other existence of any Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the holders of the Senior Subordinated Notes.

SECTION 4.15.            OFFER TO PURCHASE UPON CHANGE OF CONTROL.

                  (a) Upon the occurrence of a Change of Control, the Company shall make an offer (the "Change of Control Offer") to each holder of Senior Subordinated Notes to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such holder's Senior Subordinated Notes at a purchase price equal to 101 % of the Accreted Value thereof on the date of purchase (if such date of purchase is prior to March 1, 2004) or 101% of the aggregate principal amount thereof (if such date of purchase is on or after March 1, 2004) plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the date of purchase (the "Change of Control Payment"), provided that if the date of purchase is on or after an interest record date and on or before the related interest payment date, any accrued interest shall be paid to the Person in whose name a Senior Subordinated Note is registered at the close of business on such record date, and no additional interest shall be paid or payable to holders who tender Senior Subordinated Notes pursuant to the Change of Control Offer. Within thirty (30) days following any Change of Control, the Company shall mail a notice to the Trustee and each holder stating: (1) that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Senior Subordinated Notes or portions thereof tendered will be accepted for payment; (2) the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 40 days (unless required by applicable law) from the date such notice is mailed (the "Change of Control Payment Date"); (3) that any Senior Subordinated Note or portion thereof not tendered will continue to accrue interest in accordance with its terms; (4) that, unless the Company defaults in the payment of the Change of Control Payment, all Senior Subordinated Notes or portions thereof accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date; (5) that holders electing to have any Senior Subordinated Notes or portions thereof purchased pursuant to a Change of Control Offer will be required to surrender the Senior Subordinated Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Senior Subordinated Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;
(6) that holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of Senior Subordinated Notes or portions thereof delivered for purchase, and a statement that such holder is withdrawing his election to have such Senior Subordinated Notes or portions thereof purchased; and (7) that holders whose Senior Subordinated Notes are being purchased only in part will be issued new Senior Subordinated Notes equal in principal amount to the unpurchased portion of the Senior Subordinated Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof. The Company shall comply with the requirements of Rule 14e-l under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Senior Subordinated Notes or portions thereof in connection with a Change of Control.

                  (b) On the Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment Senior Subordinated Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Senior Subordinated Notes or portions thereof so tendered and
(iii) deliver or cause to be delivered to the Trustee the Senior Subordinated Notes so accepted together with an Officers' Certificate stating the Senior Subordinated Notes or portions thereof tendered to the Company. The Paying Agent shall promptly mail to each holder of Senior Subordinated Notes so accepted payment in an amount equal to the purchase price for such Senior Subordinated Notes or portions thereof, and the Trustee shall promptly authenticate and mail to each holder a new Senior Subordinated Note equal in principal amount to any unpurchased portion of the Senior Subordinated Notes surrendered, if any; provided, that each such new Senior Subordinated Note shall be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

SECTION 4.16.            BUSINESS ACTIVITIES.

                  The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, engage in any business other than the Telecommunications Business.

SECTION 4.17.            PAYMENTS FOR CONSENT.

                  The Company shall not, and shall not permit any of its Affiliates to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any Senior Subordinated Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Senior Subordinated Notes unless such consideration is offered to be paid or agreed to be paid to all holders of the Senior Subordinated Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 4.18.            NO SENIOR SUBORDINATED DEBT.

                  The Company shall not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of the Company and senior in any respect in right of payment to the Senior Subordinated Notes.



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

                                   ARTICLE 5.
                                   SUCCESSORS

SECTION 5.01.            MERGER, CONSOLIDATION OR SALE OF ASSETS.

                  The Company shall not consolidate or merge with or into (whether or not the Company is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to another corporation, Person or entity unless:

                  (i) the Company is the surviving entity or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

                  (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made assumes all the obligations of the Company under the Senior Subordinated Notes and this Indenture pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee;

                  (iii) immediately after such transaction no Default or Event of Default exists;

                  (iv) except in connection with a Merger with or into a wholly-owned Subsidiary of the Company, the Company, or any entity or Person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made, at the time of such transaction after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable fiscal quarter (including any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), either (A) could incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Cash Flow Leverage Ratio test described under Section 4.09 hereof or
         (B) would have (x) Total Market Capitalization of at least $1.0 billion and (y) total Indebtedness (net of cash and cash equivalents that are not restricted cash or restricted cash equivalents as reflected on the Company's consolidated balance sheet as at the time of such event) in an amount no greater than 40% of its Total Market Capitalization; and

                  (v) such transaction would not result in the loss, material impairment or adverse modification or amendment of any authorization or license of the Company or its Subsidiaries that would have a material adverse effect on the business or operations of the Company and its Subsidiaries taken as a whole.


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

SECTION 5.02.            SUCCESSOR CORPORATION SUBSTITUTED.

                  Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the Company shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company, herein; provided, however, that the predecessor Company shall not be relieved from the obligations to pay the principal of, premium, if any, and interest on the Senior Subordinated Notes, except in the case of a sale of all of the Company's assets that meets the requirements of Section 5.01 hereof.

                                   ARTICLE 6.
                              DEFAULTS AND REMEDIES

SECTION 6.01.            EVENTS OF DEFAULT.

                  Each of the following constitutes an "Event of Default":

                  (a) default for 30 days in the payment when due of interest or Liquidated Damages, if any, on the Senior Subordinated Notes, whether or not prohibited by
                           Article 10 of this Indenture;

                  (b) default in payment when due of principal or premium, if any, on the Senior Subordinated Notes at maturity, upon redemption or otherwise, whether or not prohibited by Article 10 of this Indenture;

                  (c) failure by the Company to perform or comply with the provisions of Sections 4.07, 4.09, 4.10, 4.15 or 5.01 hereof;

                  (d) failure by the Company for 30 days after notice from the Trustee or the holders of at least 25% in principal amount of the Senior Subordinated Notes then outstanding to comply with its other agreements in this Indenture or the Senior Subordinated Notes;

                  (e) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, which default results in the acceleration (which acceleration has not been rescinded) of such Indebtedness prior to its express maturity and the principal amount of any


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

                           such Indebtedness, together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated, aggregates $5.0 million or more;

                  (f) failure by the Company or any of its Significant Subsidiaries to pay final judgments (other than any judgment as to which a reputable insurance company has accepted full liability in writing) aggregating in excess of $5.0 million which judgments are not paid, discharged or stayed within 45 days after their entry; and

                  (g) the Company or any of its Significant Subsidiaries pursuant to or within the meaning of Bankruptcy Law:

                           (A)      commences a voluntary case,

                           (B) consents to the entry of an order for relief against it in an involuntary case,

                           (C) consents to the appointment of a Bankruptcy Custodian of it or for all or substantially all of its property,

                           (D) makes a general assignment for the benefit of its creditors, or

                           (E) admits in writing that it is generally not paying its debts (other than debts which are the subject of a bona fide dispute) as they become due; or

                  (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (A) is for relief against the Company or any of its Significant Subsidiaries in an involuntary case;

                           (B) appoints a Bankruptcy Custodian of the Company or any of its Significant Subsidiaries or for all or substantially all of the property of the Company or any of its Significant Subsidiaries; or

                           (C) orders the liquidation of the Company or any of its Significant Subsidiaries;

                  and the order or decree remains unstayed and in effect for 60 consecutive days; provided, however, that if the entry of such order or decree is appealed and dismissed on appeal or otherwise has ceased to be in effect, then the Event of Default hereunder by reason of the entry of such order or decree shall be deemed to have been cured and the related acceleration, provided that no other Event of Default has occurred and is continuing, shall be deemed rescinded.


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                  The term "Bankruptcy Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

SECTION 6.02.            ACCELERATION.

                  If any Event of Default occurs and is continuing under this Indenture, the Trustee or the holders of at least 25% in principal amount of the then outstanding Senior Subordinated Notes may declare all the Senior Subordinated Notes to be due and payable immediately. Upon such declaration, the principal of (or, if prior to March 1, 2004, the Accreted Value of), premium, if any, and accrued and unpaid interest and Liquidated Damages, if any, on the Senior Subordinated Notes shall be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under Sections 6.01(g) or (h) hereof with respect to the Company or any of its Significant Subsidiaries, the foregoing amount shall ipso facto become due and payable without further action or notice. No premium is payable upon acceleration of the Senior Subordinated Notes except that in the case of an Event of Default that is the result of an action or inaction by the Company or any of its Subsidiaries intended to avoid restrictions on or premiums related to redemptions of the Senior Subordinated Notes contained in this Indenture or the Senior Subordinated Notes, the amount declared due and payable shall include the premium that would have been applicable on a voluntary prepayment of the Senior Subordinated Notes. Holders of the Senior Subordinated Notes may not enforce this Indenture or the Senior Subordinated Notes except as provided herein.

                  In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Senior Subordinated Notes pursuant to Section 3.07 hereof, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law.

SECTION 6.03.            OTHER REMEDIES.

                  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, interest and Liquidated Damages, if any, on the Senior Subordinated Notes or to enforce the performance of any provision of the Senior Subordinated Notes or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Senior Subordinated Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any holder of a Senior Subordinated Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04.            WAIVER OF PAST DEFAULTS.

                  Holders of a majority in aggregate principal amount of the Senior Subordinated Notes then outstanding, by notice to the Trustee, may on behalf of the holders of all of the Senior



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Subordinated Notes, waive any existing Default or Event of Default and its consequences, except a continuing Default or Event of Default in the payment of interest or Liquidated Damages or premium on, or the principal of, the Senior Subordinated Notes. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05.            CONTROL BY MAJORITY.

                  Holders of a majority in principal amount of the then outstanding Senior Subordinated Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with the law or this Indenture that the Trustee, in its sole discretion, determines may be unduly prejudicial to the rights of other holders of Senior Subordinated Notes or that may involve the Trustee in personal liability.

SECTION 6.06.            LIMITATION ON SUITS.

                  No holder of any Senior Subordinated Note shall have any right to institute any proceeding with respect to this Indenture or the Senior Subordinated Notes or for any remedy thereunder, unless:

                  (i) the holder of a Senior Subordinated Note gives to the Trustee written notice of a continuing Event of Default;

                  (ii) the holders of at least 25% in principal amount of the then outstanding Senior Subordinated Notes make a written request to the Trustee to pursue the remedy;

                  (iii) such holder of a Senior Subordinated Note or holders of the Senior Subordinated Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense; and

                  (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity.

                  Otherwise, no holder of any Senior Subordinated Note shall have any right to institute any proceeding with respect to this Indenture or the Senior Subordinated Notes or for any remedy thereunder, except:

                  (x) a holder of a Senior Subordinated Note may institute suit for enforcement of payment of the principal of and premium, if any, or interest on such Senior Subordinated Note on or after the respective due dates expressed in such Senior Subordinated Note (including upon acceleration thereof) or



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                  (y)      the institution of any proceeding with respect to
this Indenture or the Senior Subordinated Notes or any remedy thereunder, including without limitation acceleration, by the holders of a majority in principal amount of the outstanding Senior Subordinated Notes; provided that, upon institution of any proceeding or exercise of any remedy such holders provide the Trustee with prompt written notice thereof.


                  A holder of a Senior Subordinated Note may not use this Indenture to prejudice the rights of another holder of a Senior Subordinated Note or to obtain a preference or priority over another holder of a Senior Subordinated Note.

SECTION 6.07.            RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT.

                  Notwithstanding any other provision of this Indenture, the right of any holder of a Senior Subordinated Note to receive payment of principal, premium and Liquidated Damages, if any, and interest on the Senior Subordinated Note, on or after the respective due dates expressed in the Senior Subordinated Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the holder of the Senior Subordinated Note.

SECTION 6.08.            COLLECTION SUIT BY TRUSTEE.

                  If an Event of Default specified in Section 6.01(a) or (b) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on the Senior Subordinated Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.            TRUSTEE MAY FILE PROOFS OF CLAIM.

                  The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the holders of the Senior Subordinated Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Senior Subordinated Notes), the Company's creditors or the Company's property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each holder of a Senior Subordinated Note to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the holders of the Senior Subordinated Notes, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such



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

proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the holders of the Senior Subordinated Notes may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any holder of a Senior Subordinated Note any plan of reorganization, arrangement, adjustment or composition affecting the Senior Subordinated Notes or the rights of any holder of a Senior Subordinated Note thereof, or to authorize the Trustee to vote in respect of the claim of any holder of a Senior Subordinated Note in any such proceeding.

SECTION 6.10.            PRIORITIES.

                  If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

                  First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

                  Second: (i) first to holders of Senior Subordinated Notes, for amounts due and unpaid on such Senior Subordinated Notes for interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Senior Subordinated Notes for interest, and (ii) second, to the extent any other monies are available, to holders of all Senior Subordinated Notes for amounts due and unpaid on all such Senior Subordinated Notes for principal and premium and Liquidated Damages, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Senior Subordinated Notes for principal and premium and Liquidated Damages, if any; and

                  Third: to the Company or to such party as a court of competent jurisdiction shall direct.

                  The Trustee may fix a record date and payment date for any such payment to holders of Senior Subordinated Notes.

SECTION 6.11.            UNDERTAKING FOR COSTS.

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a holder of a Senior Subordinated Note pursuant to Section 6.07 hereof, or a suit by holders of more than 10% in principal amount of the then outstanding Senior Subordinated Notes.

                                   ARTICLE 7.
                                     TRUSTEE

SECTION 7.01.            DUTIES OF TRUSTEE.

                  (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and shall use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                  (b)      Except during the continuance of an Event of Default:

                  (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee, and

                  (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i)      this paragraph does not limit the effect of paragraph
        (b) of this Section 7.01;

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

                  (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

                  (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any holders of Senior Subordinated Notes, unless such holder shall have provided to the Trustee security and indemnity satisfactory to the Trustee against any loss, liability or expense.

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

                  (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02.            RIGHTS OF TRUSTEE.

                  (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                  (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

                  (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

                  (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the holders unless such holders shall have provided to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

SECTION 7.03.            INDIVIDUAL RIGHTS OF TRUSTEE.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Senior Subordinated Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections
7.10 and 7.11 hereof.

SECTION 7.04.            TRUSTEE'S DISCLAIMER.

                  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Senior Subordinated Notes, it shall not be

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


accountable for the Company's use of the proceeds from the Senior Subordinated Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Senior Subordinated Notes or any other document in connection with the sale of the Senior Subordinated Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05.            NOTICE OF DEFAULTS.

                  If a Default or Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee shall mail to holders of Senior Subordinated Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Senior Subordinated Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the holders of the Senior Subordinated Notes.

SECTION 7.06.            REPORTS BY TRUSTEE TO HOLDERS OF THE SENIOR
                         SUBORDINATED NOTES.

                  Within 60 days after each May 15th beginning with the May 15th following the date of this Indenture, the Trustee shall mail to the holders of the Senior Subordinated Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

                  A copy of each report at the time of its mailing to the holders of Senior Subordinated Notes shall be mailed to the Company and filed with the Commission and each stock exchange on which the Senior Subordinated Notes are listed. The Company shall promptly notify the Trustee if the Senior Subordinated Notes are listed on any stock exchange.

SECTION 7.07.            COMPENSATION AND INDEMNITY.

                  The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

                  The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, except any such loss, liability or expense as may be attributable to the negligence or bad faith of the Trustee. The Trustee shall notify the Company promptly of

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

any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee, in its sole discretion, may elect to have separate counsel selected by it and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

                  The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

                  To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Senior Subordinated Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal, premium, if any, interest and Liquidated Damages, if any, on particular Senior Subordinated Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

                  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(g) or (h) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.08.            REPLACEMENT OF TRUSTEE.

                  A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

                  The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The holders of a majority in principal amount of the then outstanding Senior Subordinated Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

                  (a)      the Trustee fails to comply with Section 7.10 hereof;

                  (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                  (c) a Bankruptcy Custodian or public officer takes charge of the Trustee or its property; or

                  (d)      the Trustee becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the holders of a majority in principal amount of the then outstanding Senior Subordinated Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the holders of Senior Subordinated Notes of at least 10% in principal amount of the then outstanding Senior Subordinated Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee after written request by any holder of a Senior Subordinated Note who has been a holder of a Senior Subordinated Note for at least six months fails to comply with Section 7.10 hereof, such holder of a Senior Subordinated Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to holders of the Senior Subordinated Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09.            SUCCESSOR TRUSTEE BY MERGER, ETC.

                  If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10.            ELIGIBILITY; DISQUALIFICATION.

                  There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any state thereof authorized under such laws to exercise corporate trustee power, shall be subject to supervision or examination by federal or state authority and shall have a combined capital and surplus of at least $25.0 million as set forth in its most recent published annual report of condition.

                  This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

SECTION 7.11.            PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

                  The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                   ARTICLE 8.
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01.            OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT
                         DEFEASANCE.

                  The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate and at any time, with respect to the Senior Subordinated Notes, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Senior Subordinated Notes upon compliance with the conditions set forth below in this Article 8.

SECTION 8.02.            LEGAL DEFEASANCE AND DISCHARGE.

                  Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall be deemed to have been discharged from its obligations with respect to all outstanding Senior Subordinated Notes on the date the conditions set forth in Section 8.04 are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Senior Subordinated Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other sections of this Indenture referred to in (a) and (b) below, and to have satisfied all of its other obligations under such Senior Subordinated Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of holders of outstanding Senior Subordinated Notes to receive from the trust described below payments in respect of the principal of, premium, if any, and interest on and Liquidated Damages with respect to such Senior Subordinated Notes when such payments are due, or on the redemption date, as the case may be;
(b) the Company's obligations with respect to the Senior Subordinated Notes concerning issuing temporary Senior Subordinated Notes, registration of Senior Subordinated Notes, mutilated, destroyed, lost or stolen Senior Subordinated Notes and the maintenance of an office or agency for payment and money for security payments held in trust; (c) the rights, powers, trust, duties and immunities of the Trustee, and the Company's obligations in connection therewith; and (d) the Legal Defeasance provisions of this Indenture.

SECTION 8.03.            COVENANT DEFEASANCE.

                  Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall be released from its obligations under the covenants contained in Sections 4.03, 4.04, 4.05, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17 and 4.18 hereof and Article
5 hereof with respect to the outstanding Senior Subordinated Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, "Covenant Defeasance"), and the Senior Subordinated Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Senior Subordinated Notes shall not be deemed outstanding for accounting purposes). For this purpose,

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


such Covenant Defeasance means that, with respect to the outstanding Senior Subordinated Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof but, except as specified above, the remainder of this Indenture and such Senior Subordinated Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this
Section 8.03, subject to the satisfaction of the conditions set forth in Section
8.04 hereof, Sections 6.01(c) through 6.01(f) hereof shall not constitute Events of Default.

SECTION 8.04.            CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

                  The following shall be the conditions to the application of either Section 8.02 or Section 8.03 hereof to the outstanding Senior Subordinated Notes:

                  (a) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 hereof who shall agree to comply with the provisions of this Article 8 applicable to it), in trust, for purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the Senior Subordinated Notes, (i) cash in U.S. dollars, (ii) non-callable Government Securities, or (iii) a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants selected by the Company, to pay the principal of, premium and Liquidated Damages, if any, and interest on the outstanding Senior Subordinated Notes, on the stated maturity or on the applicable optional redemption date, as the case may be, of such principal or installment of principal of, premium, if any, or interest on or Liquidated Damages with respect to the outstanding Senior Subordinated Notes;

                  (b) In the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the outstanding Senior Subordinated Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                  (c) In the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the holders of the outstanding Senior Subordinated Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                  (d) No Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

                  (e) Such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

                  (f) The Company shall have delivered to the Trustee an opinion of counsel to the effect that after the 91st day (or such other applicable date) following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

                  (g) The Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the holders of Senior Subordinated Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

                  (h) The Company shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.05. DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

                  Subject to Section 8.06 hereof, all money and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Senior Subordinated Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Senior Subordinated Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the holders of such Senior Subordinated Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money and Government Securities (including any proceeds thereof) need not be segregated from other funds except to the extent required by law.

                  The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the holders of the outstanding Senior Subordinated Notes.

                  Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06.            REPAYMENT TO COMPANY.

                  Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, or interest on any Senior Subordinated Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its written request or (if then held by the Company) shall be discharged from such trust; and the holder of such Senior Subordinated Note shall thereafter, as a creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 8.07.            REINSTATEMENT.

                  If the Trustee or Paying Agent is unable to apply any United States Dollars or Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Senior Subordinated Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section
8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Senior Subordinated Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the holders of such Senior Subordinated Notes to receive such payment from the money held by the Trustee or Paying Agent.

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

                                   ARTICLE 9.
                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01.            WITHOUT CONSENT OF HOLDERS OF SENIOR SUBORDINATED
                         NOTES.

                  Notwithstanding Section 9.02 hereof, the Company and the Trustee may amend or supplement this Indenture or the Senior Subordinated Notes without the consent of any holder of Senior Subordinated Notes:

                  (a)      to cure any ambiguity, defect or inconsistency;

                  (b) to provide for uncertificated Senior Subordinated Notes in addition to or in place of certificated Senior Subordinated Notes;

                  (c) to provide for the assumption of the Company's obligations to holders of the Senior Subordinated Notes in the case of a merger or consolidation;

                  (d) to make any change that would provide any additional rights or benefits to the holders of the Senior Subordinated Notes or that does not adversely affect the legal rights under this Indenture of any such holder; or

                  (e) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act.

                  Upon the request of the Company accompanied by a resolution of the Board of Directors of the Company authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture which affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02.            WITH CONSENT OF HOLDERS OF SENIOR SUBORDINATED NOTES.

                  The Company and the Trustee may amend or supplement this Indenture or the Senior Subordinated Notes or any amended or supplemental Indenture with the written consent of the holders of Senior Subordinated Notes of at least a majority in aggregate principal amount of the Senior Subordinated Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Senior Subordinated Notes), and any existing Default and its consequences or compliance with any provision of this Indenture or the Senior Subordinated Notes may be waived with the consent of the holders of a majority in principal amount of the then outstanding Senior Subordinated Notes (including consents obtained in connection with a tender offer or exchange offer for the Senior Subordinated Notes).

                  Upon the request of the Company accompanied by a resolution of the Board of Directors of the Company authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the holders of Senior Subordinated Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

                  It shall not be necessary for the consent of the holders of Senior Subordinated Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment, supplement or waiver under this Section
9.02 becomes effective, the Company shall mail to the holders of Senior Subordinated Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the holders of a majority in aggregate principal amount of the Senior Subordinated Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Senior Subordinated Notes. However, without the consent of each holder affected, an amendment or waiver may not (with respect to any Senior Subordinated Notes held by a non-consenting holder of Senior Subordinated Notes):

                  (i) reduce the principal amount of Senior Subordinated Notes whose holders must consent to an amendment, supplement or waiver;

                  (ii) reduce the principal of or change the fixed maturity of any Senior Subordinated Note or alter the provisions with respect to the redemption of the Senior Subordinated Notes (other than Sections 3.09 and 4.15 hereof);

                  (iii) reduce the rate of or change the time for payment of interest on any Senior Subordinated Notes;

                  (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Senior Subordinated Notes (except a rescission of acceleration of the Senior Subordinated Notes by the holders of at least a majority in aggregate principal amount of the Senior Subordinated Notes and a waiver of the payment default that resulted from such acceleration);

                  (v) make any Senior Subordinated Note payable in money other than that stated in the Senior Subordinated Notes;

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

                  (vi) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of holders of Senior Subordinated Notes to receive payments of principal of, premium, if any, or interest on the Senior Subordinated Notes;

                  (vii) waive a redemption payment with respect to any Senior Subordinated Note (other than a payment required by Sections 3.09 or 4.15 hereof); or

                  (viii) make any change in the foregoing amendment and waiver provisions.

SECTION 9.03.            COMPLIANCE WITH TRUST INDENTURE ACT.

                  Every amendment or supplement to this Indenture or the Senior Subordinated Notes shall be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

SECTION 9.04.            REVOCATION AND EFFECT OF CONSENTS.

                  Until an amendment, supplement or waiver becomes effective, a consent to it by a holder of a Senior Subordinated Note is a continuing consent by the holder of a Senior Subordinated Note and every subsequent holder of a Senior Subordinated Note or portion of a Senior Subordinated Note that evidences the same debt as the consenting holder's Senior Subordinated Note, even if notation of the consent is not made on any Senior Subordinated Note. However, any such holder of a Senior Subordinated Note or subsequent holder of a Senior Subordinated Note may revoke the consent as to its Senior Subordinated Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every holder of a Senior Subordinated Note.

                  The Company may fix a record date for determining which holders of the Senior Subordinated Notes must consent to such amendment, supplement or waiver. If the Company fixes a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of holders of Senior Subordinated Notes furnished to the Trustee prior to such solicitation pursuant to Section
2.05 hereof or (ii) such other date as the Company shall designate.

SECTION 9.05.            NOTATION ON OR EXCHANGE OF SENIOR SUBORDINATED NOTES.

                  The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Senior Subordinated Note thereafter authenticated. The Company in exchange for all Senior Subordinated Notes may issue and the Trustee shall authenticate new Senior Subordinated Notes that reflect the amendment, supplement or waiver.

                  Failure to make the appropriate notation or issue a new Senior Subordinated Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06.            TRUSTEE TO SIGN AMENDMENTS, ETC.

                  The Trustee shall sign any amended or supplemental Indenture meeting the requirements of this Article 9, provided that, in the judgment of the Trustee, the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee or the holders of Senior Subordinated Notes. The Company may not sign an amendment or supplemental Indenture until the Board of Directors approves it.

                                   ARTICLE 10.
                                  SUBORDINATION

SECTION 10.01.           AGREEMENT TO SUBORDINATE.

                  The Company agrees, and each Holder by accepting a Senior Subordinated Note agrees, that the Indebtedness evidenced by the Senior Subordinated Notes is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full of all Senior Debt (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt.

SECTION 10.02.           LIQUIDATION; DISSOLUTION; BANKRUPCTY.

                  Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, in an assignment for the benefit of creditors or any marshaling of the Company's assets and liabilities:

                  (i) holders of Senior Debt shall be entitled to receive payment in full of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt) before Holders of the Senior Subordinated Notes shall be entitled to receive any payment with respect to the Senior Subordinated Notes (except that Holders may receive and retain (A) Permitted Junior Securities and (B) payments and other distributions made from any defeasance trust created pursuant to
         Section 8.01 hereof); and

                  (ii) until all Obligations with respect to Senior Debt (as provided in clause (i) above) are paid in full, any distribution to which Holders would be entitled but for this Article 10 shall be made to holders of Senior Debt (except that Holders of Senior Subordinated Notes may receive and retain (A) Permitted Junior Securities and (B) payments and other distributions made from any defeasance trust created pursuant to Section 8.01 hereof), as their interests may appear.

SECTION 10.03.           DEFAULT ON DESIGNATED SENIOR DEBT.

                  (a) The Company may not make any payment or distribution to the Trustee or any Holder in respect of Obligations with respect to the Senior Subordinated Notes and may not acquire from the Trustee or any Holder any Senior Subordinated Notes for cash or property (other than (A) Permitted Junior Securities and (B) payments and other distributions made from any defeasance trust created pursuant to Section 8.01 hereof) until all principal and other Obligations with respect to the Senior Debt have been paid in full if:

                  (i) a default in the payment of any principal or other Obligations with respect to Designated Senior Debt occurs and is continuing beyond any applicable grace period in the agreement, indenture or other document governing such Designated Senior Debt; or

                 (ii) a default, other than a payment default, on Designated Senior Debt occurs and is continuing that then permits holders of the Designated Senior Debt to accelerate its maturity and the Trustee receives a notice of the default (a "Payment Blockage Notice") from a Person who may give it pursuant to Section 10.11 hereof. If the Trustee receives any such Payment Blockage Notice, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless and until (A) at least 360 days shall have elapsed since the effectiveness of the immediately prior Payment Blockage Notice and (B) all scheduled payments of principal, premium, if any, and interest on the Senior Subordinated Notes that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 days.

                  (b) The Company may and shall resume payments on and distributions in respect of the Senior Subordinated Notes and may acquire them upon the earlier of:

                  (i)      the date upon which the default is cured or waived;
                           or

                  (ii) in the case of a default referred to in clause (ii) of Section 10.04(a) hereof, 179 days pass after the applicable Payment Blockage Notice is received if the maturity of such Designated Senior Debt has not been accelerated, if this Article 10 otherwise permits the payment, distribution or acquisition at the time of such payment or acquisition.

SECTION 10.04.           ACCELERATION OF SENIOR SUBORDINATED NOTES.

                  If payment of the Senior Subordinated Notes is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Debt of the acceleration.

SECTION 10.05.           WHEN DISTRIBUTION MUST BE PAID OVER.

                  In the event that the Trustee or any Holder receives any payment of any Obligations with respect to the Senior Subordinated Notes at a time when the Trustee or such Holder, as applicable, has actual knowledge that such payment is prohibited by Section 10.04

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

hereof, such payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Debt as their interests may appear or their Representative under the indenture or other agreement (if any) pursuant to which Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

                  With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article 10, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

SECTION 10.06.           NOTICE BY COMPANY.

                  The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Senior Subordinated Notes to violate this
Article 10, but failure to give such notice shall not affect the subordination of the Senior Subordinated Notes to the Senior Debt as provided in this Article 10.

SECTION 10.07.           SUBROGATION.

                  After all Senior Debt is paid in full and until the Senior Subordinated Notes are paid in full, Holders of Senior Subordinated Notes shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Senior Subordinated Notes) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders of Senior Subordinated Notes have been applied to the payment of Senior Debt. A distribution made under this Article 10 to holders of Senior Debt that otherwise would have been made to Holders of Senior Subordinated Notes is not, as between the Company and Holders, a payment by the Company on the Senior Subordinated Notes.

SECTION 10.08.           RELATIVE RIGHTS.

                  This Article 10 defines the relative rights of Holders of Senior Subordinated Notes and holders of Senior Debt. Nothing in this Indenture shall:

                  (i) impair, as between the Company and Holders of Senior Subordinated Notes, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Senior Subordinated Notes in accordance with their terms;

                  (ii) affect the relative rights of Holders of Senior Subordinated Notes and creditors of the Company other than their rights in relation to holders of Senior Debt; or

                  (iii) prevent the Trustee or any Holder of Senior Subordinated Notes from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders of Senior Subordinated Notes.

                  If the Company fails because of this Article 10 to pay principal of or interest on a Senior Subordinated Note on the due date, the failure is still a Default or Event of Default.

SECTION 10.09.           SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY.

                  No right of any holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by the Senior Subordinated Notes shall be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with this Indenture.

SECTION 10.10.           DISTRIBUTION OR NOTICE TO REPRESENTATIVE.

                  Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

                  Upon any payment or distribution of assets of the Company referred to in this Article 10, the Trustee and the Holders of Senior Subordinated Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of Senior Subordinated Notes for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

SECTION 10.11.           RIGHTS OF TRUSTEE AND PAYING AGENT.

                  Notwithstanding the provisions of this Article 10 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Senior Subordinated Notes, unless the Trustee shall have received at its Corporate Trust Office at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Senior Subordinated Notes to violate this
Article 10. Only the Company or a Representative may give the notice. Nothing in this Article 10 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.

                  The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

SECTION 10.12.           AUTHORIZATION TO EFFECT SUBORDINATION.

                  Each Holder of Senior Subordinated Notes, by the Holder's acceptance thereof, authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 10, and appoints the Trustee to act as such Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 6.09 hereof at least 30 days before the expiration of the time to file such claim, the Representatives are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Senior Subordinated Notes.

SECTION 10.13.           AMENDMENTS.

                  Any amendment to, or waiver of, the provisions of this Article 10 shall require the consent of the Holders of at least 75% in aggregate principal amount of Senior Subordinated Notes then outstanding if such amendment would adversely affect the legal rights of Holders. The provisions of this
Article 10 shall not be amended or modified without the written consent of the holders of all Senior Debt.

                                   ARTICLE 11.
                                  MISCELLANEOUS

SECTION 11.01.           TRUST INDENTURE ACT CONTROLS.

                  If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA ss. 318(c), the imposed duties shall control.

SECTION 11.02.           NOTICES.

                  Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the other's address:

                  If to the Company:

                            Intermedia Telecommunications Inc.
                            3625 Queen Palm Drive
                            Tampa, Florida 33619
                            Telecopier No.: (813) 829-2390
                            Attention: Chief Financial Officer

                  If to the Trustee:

                            SunTrust Bank, Central Florida, National Association 225 East Robinson Street, Suite 250
                            Orlando, Florida 32801
                            Telephone No.: (407) 237-5179
                            Telecopier No.: (407) 237-5299
                            Attention: Corporate Trust Department

                  The Company or the Trustee, by notice to the other may designate additional or different addresses for subsequent notices or communications.

                  All notices and communications (other than those sent to holders of Senior Subordinated Notes) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

                  Any notice or communication to a holder of a Senior Subordinated Note shall be mailed by first class mail to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA ss. 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a holder of a Senior Subordinated Note or any defect in it shall not affect its sufficiency with respect to other holders of Senior Subordinated Notes.

                  If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

                  If the Company mails a notice or communication to holders of Senior Subordinated Notes, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 11.03. COMMUNICATION BY HOLDERS OF SENIOR SUBORDINATED NOTES WITH OTHER HOLDERS OF SENIOR SUBORDINATED NOTES.

                  Holders of the Senior Subordinated Notes may communicate pursuant to TIA ss. 312(B) with other holders of Senior Subordinated Notes with respect to their rights under this Indenture or the Senior Subordinated Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

SECTION 11.04.           CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

                  Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the
Trustee:

                  (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

                  (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11 .05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 11.05.           STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

                  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall include:

                  (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

                  (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 11.06.           RULES BY TRUSTEE AND AGENTS.

                  The Trustee may make reasonable rules for action by or at a meeting of holders of Senior Subordinated Notes. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 11.07. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS.

                  No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Senior Subordinated Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of the Senior Subordinated Notes by accepting a Senior Subordinated Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Senior Subordinated Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

SECTION 11.08.           GOVERNING LAW.

                  The internal law of the State of New York shall govern and be used to construe this Indenture and the Senior Subordinated Notes.

SECTION 11.09.           NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

                  This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.10.           SUCCESSORS.

                  All agreements of the Company in this Indenture and the Senior Subordinated Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 11.11.           SEVERABILITY.

                  In case any provision in this Indenture or in the Senior Subordinated Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.12.           COUNTERPART ORIGINALS.

                  The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 11.13.           TABLE OF CONTENTS, HEADINGS, ETC.

                  The Table of Contents, Cross-Reference Table and Headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                         [Signatures on following page]

                                   SIGNATURES


Dated as of February 24, 1999                                INTERMEDIA COMMUNICATIONS INC.


                                                             By:
                                                                ---------------------------------
                                                                Name:
                                                                Title:
Attest:


-------------------------------------------
Name:
Title:



Dated as of February 24, 1999                                SUNTRUST BANK, CENTRAL FLORIDA,
                                                             NATIONAL ASSOCIATION
                                                             Trustee


                                                             By:
                                                                --------------------------------
                                                                Name:
                                                                Title:
Attest:


--------------------------------------------
Name:
Title:

                              (Face of Note)                          EXHIBIT A


FOR THE PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS NOTE IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT; FOR EACH $1,000 PRINCIPAL AMOUNT OF THIS NOTE, THE ISSUE PRICE IS $550.57, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $449.43, THE ISSUE DATE IS FEBRUARY 24, 1999 AND THE YIELD TO MATURITY IS 12 1/4% PER ANNUM.

               12 1/4% Senior Subordinated Discount Note due 2009

No.
                                                          $____________
CUSIP No.
                         INTERMEDIA COMMUNICATIONS INC.

promises to pay to Cede & Co or its registered assigns,

the principal sum of $__________

on March 1, 2009.

Interest Payment Dates: March 1 and September 1, commencing September 1, 2004.

Record Dates: February 15 and August 15 (whether or not a Business Day).

Dated: February 24, 1999                         INTERMEDIA COMMUNICATIONS INC.


                                                 By:
                                                    ----------------------------
                                                    Title:

Trustee's Certification of Authentication
Dated: February 24, 1999

This is one of the Senior Subordinated Notes referred to in the within-mentioned Indenture:

SUNTRUST BANK, CENTRAL FLORIDA, NATIONAL ASSOCIATION as Trustee

By:
   -----------------------------------------
       (Authorized Signatory)

         Additional provisions of this Senior Subordinated Note are set forth on the other side of this Senior Subordinated Note.

                                 (Back of Note)

               12 1/4% Senior Subordinated Discount Note due 2009

         THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SENIOR SUBORDINATED NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE,
(II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO
SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

         THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY OR ANY INTEREST OR PARTICIPATION HEREIN MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES (A) TO OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY ONLY (1) TO THE COMPANY, (2) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (3) TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (4) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, (5) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501 (a)(1), (2), (3) OR (7) UNDER THE SECURITIES
ACT) OR (6) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT (AND IN THE CASE OF A TRANSFER PURSUANT TO CLAUSE (5) OR (6), BASED ON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), SUBJECT IN EACH OF THE FOREGOING CASES TO APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THAT IT WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

                  Capitalized terms used herein have the meanings assigned to them in the Indenture (as defined below) unless otherwise indicated.

                  1. Interest. Intermedia Communications Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Senior Subordinated Note at the rate of 12 1/4% per annum from March 1, 2004 until maturity and shall pay Liquidated Damages, if any, payable pursuant to the Senior Subordinated Note Registration Rights Agreement referred to below. The Company will pay interest and Liquidated Damages, if any, semi-annually, on March 1 and September 1 of each year, or if any such day is not a Business Day on the next succeeding Business Day (each an "Interest Payment Date") to holders of record of the Senior Subordinated Notes at the close of business on the immediately preceding February 15 and August 15, whether or not a Business Day. The Senior Subordinated Notes will accrete at a rate of 12 1/4% per annum, compounded semiannually to an aggregate principal amount of $364.0 million at March 1, 2004. Thereafter, interest on the Senior Subordinated Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from March 1, 2004. No cash interest will be payable on the Senior Subordinated Notes prior to March 1, 2004. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. To the extent lawful, the Company shall pay interest on overdue principal at the then applicable interest rate on the Senior Subordinated Notes; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) at the same rate to the extent lawful.

                  2. Method of Payment. The Company will pay interest on the Senior Subordinated Notes (except defaulted interest) to the Persons who are registered holders of Senior Subordinated Notes at the close of business on the record date next preceding the Interest Payment Date, even if such Senior Subordinated Notes are cancelled after such record date and on or before such Interest Payment Date. The holder hereof must surrender this Senior Subordinated Note to a Paying Agent to collect principal payments. Principal, premium, Liquidated Damages, if any, and interest on the Senior Subordinated Notes will be payable by wire transfer of immediately available funds to the accounts specified by the holders thereof or if no such account(s) is specified, by mailing a check to the address set forth for such holder in the register of the holders of Senior Subordinated Notes. Unless otherwise designated by the Company, the Company's office or agency in New York will be the office of the Trustee maintained for such purpose.

                  3. Paying Agent and Registrar. Initially, the Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-registrar without prior notice to any holder of a Senior Subordinated Note. The Company may act in any such capacity.

                  4. Indenture. The Company issued the Senior Subordinated Notes under a Senior Subordinated Note Indenture, dated as of February 24, 1999 (the "Indenture"), between the Company and the Trustee. The terms of the Senior Subordinated Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb), as in effect on the date of the Indenture.

The Senior Subordinated Notes are subject to all such terms, and holders of Senior Subordinated Notes are referred to the Indenture and such act for a statement of such terms. The terms of the Indenture shall govern any inconsistencies between the Indenture and the Senior Subordinated Notes. The Senior Subordinated Notes are obligations of the Company limited to the sum of $364,000,000 in aggregate principal amount at maturity of Senior Subordinated Notes.

                  5. Optional Redemption. Prior to March 1, 2004, the Senior Subordinated Notes shall be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the Make-Whole Price, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date. On or after March 1, 2004, the Senior Subordinated Notes shall be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice to the holders thereof, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on March 1 of the years indicated below:


          YEAR                                                                            PERCENTAGE
          ----                                                                            ----------
          2004.........................................................................   106.125%
          2005.........................................................................   104.083%
          2006.........................................................................   102.041%
          2007.........................................................................   100.000%


                  Notwithstanding the provisions of Section 3.07(a) of the Indenture, in the event of the sale by the Company prior to March 1, 2002 of its Capital Stock (other than Disqualified Stock) (i) to a Strategic Investor in a single transaction or series of related transactions for an aggregate purchase price equal to or exceeding $50.0 million or (ii) in one or more Public Offerings, up to a maximum of 25% of the aggregate principal amount at maturity of the Senior Subordinated Notes originally issued shall, at the option of the Company, be redeemable from the net cash proceeds of such sale or sales to such Strategic Investor (but only to the extent such proceeds consist of cash or readily marketable cash equivalents received in respect of the Capital Stock, other than Disqualified Stock, so sold) at a redemption price equal to 112.25% of the Accreted Value thereof plus accrued and unpaid Liquidated Damages, if any, thereon to the redemption date; provided that: (i) at least 75% of the aggregate principal amount at maturity of the Senior Subordinated Notes originally issued remains outstanding immediately after the occurrence of such redemption; and (ii) such redemption occurs within 90 days of the date of the closing of each such sale.

                  6. Mandatory Redemption. Except as set forth in Sections 3.09 and 4.15 of the Indenture, the Company will not be required to make mandatory redemption or sinking fund payments with respect to the Senior Subordinated Notes.

                  7. Repurchase at Option of Holder. (a) Upon the occurrence of a Change of Control, the Company shall be required to make an offer to repurchase on the Change of Control Payment Date all or any part (equal to $1,000 or an integral multiple thereof) of the outstanding

Senior Subordinated Notes at a purchase price equal to 101% of the Accreted Value thereof on the date of purchase (if such date of purchase is prior to March 1, 2004) or 101% of the aggregate principal amount thereof plus accrued and unpaid interest, and Liquidated Damages, if any thereon to the Change of Control Payment Date (if such date of purchase is on or after March 1, 2004). Holders of Senior Subordinated Notes that are subject to an offer to purchase will receive a Change of Control Offer from the Company prior to any related Change of Control Payment Date and may elect to have such Senior Subordinated Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

                  (b) The Company shall be required when the cumulative amount of Excess Proceeds from Asset Sales exceeds $10.0 million to offer to purchase the maximum principal amount and/or accreted value, as applicable, of Senior Subordinated Notes and Pari Passu Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the outstanding principal amount of the Senior Subordinated Notes and 100% of the accreted value or 100% of the outstanding principal amount, as applicable, of the Pari Passu Notes, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date fixed for the closing of such accordance with the procedures set forth in Section 3.09 of the Indenture. If the principal amount and/or aggregate accreted value, as the case may be, of Senior Subordinated Notes and Pari Passu Notes surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Senior Subordinated Notes and Pari Passu Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Senior Subordinated Notes and Pari Passu Notes in denominations of $1,000, or integral multiples thereof shall be purchased). Holders of Senior Subordinated Notes that are the subject of an offer to purchase will receive an Excess Proceeds Offer from the Company prior to any related purchase date and may elect to have such Senior Subordinated Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

                  8. Notice of Redemption. Notice of redemption shall be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each holder of Senior Subordinated Notes to be redeemed at its registered address. Senior Subordinated Notes may be redeemed in part but only in whole multiples of $1,000, unless all of the Senior Subordinated Notes held by a holder of Senior Subordinated Notes are to be redeemed. If any Senior Subordinated Note is to be redeemed in part only, the notice of redemption that relates to such Senior Subordinated Note shall state the portion of the principal amount to be redeemed. On and after the redemption date, interest ceases to accrue on Senior Subordinated Notes or portions of them called for redemption.

                  9. Denominations, Transfer, Exchange. The Senior Subordinated Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Senior Subordinated Notes may be registered and Senior Subordinated Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a holder of a Senior Subordinated Note, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a holder of a Senior Subordinated Note to pay any taxes and fees required by law or permitted by the Indenture. Neither the Company nor the

Registrar need exchange or register the transfer of any Senior Subordinated Note or portion of a Senior Subordinated Note selected for redemption. Also, neither the Company nor the Registrar need exchange or register the transfer of any Senior Subordinated Notes for a period of 15 days before a selection of Senior Subordinated Notes to be redeemed.

                  10. Persons Deemed Owners. Prior to due presentment to the Trustee for registration of the transfer of this Senior Subordinated Note, the Trustee, any Agent and the Company shall deem and treat the Person in whose name this Senior Subordinated Note is registered as its absolute owner for the purpose of receiving payment of principal of, premium, Liquidated Damages, if any, and interest on this Senior Subordinated Note and for all other purposes whatsoever, whether or not this Senior Subordinated Note is overdue, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary. The registered holder of a Senior Subordinated Note shall be treated as its owner for all purposes.

                  11. Amendments, Supplement and Waivers. Subject to certain exceptions, the Indenture or the Senior Subordinated Notes may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the Senior Subordinated Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for Senior Subordinated Notes), and any existing default or compliance with any provision of the Indenture or the Senior Subordinated Notes may be waived with the consent of the holders of a majority in principal amount of the then outstanding Senior Subordinated Notes (including consents obtained in connection with a tender offer or exchange offer for Senior Subordinated Notes). Without the consent of any holder of a Senior Subordinated Note, the Indenture or the Senior Subordinated Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency; to provide for uncertificated Senior Subordinated Notes in addition to or in place of certificated Senior Subordinated Notes; to provide for the assumption of the Company's obligations to holders of the Senior Subordinated Notes in case of a merger or consolidation; to make any change that would provide any additional rights or benefits to the holders of the Senior Subordinated Notes or that does not adversely affect the legal rights under the Indenture of any such holder; or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act. However, without the consent of each holder affected, an amendment or waiver may not (with respect to any Senior Subordinated Notes held by a non-consenting holder of Senior Subordinated Notes) reduce the principal amount of Senior Subordinated Notes whose holders must consent to an amendment, supplement or waiver; reduce the principal of or change the fixed maturity of any Senior Subordinated Note or alter the provisions with respect to the redemption of the Senior Subordinated Notes (other than a payment required by Section 3.09 or Section 4.15 of the Indenture); reduce the rate of or change the time for payment of interest on any Senior Subordinated Notes; waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Senior Subordinated Notes (except a rescission of acceleration of the Senior Subordinated Notes by the holders of at least a majority in aggregate principal amount of the Senior Subordinated Notes and a waiver of the payment default that resulted from such acceleration); make any Senior Subordinated Note payable in money other than that stated in the Senior Subordinated Notes; make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of Senior Subordinated Notes to receive payments of principal of, premium, if any, or interest on the Senior Subordinated Notes; waive a redemption payment with respect to any Senior Subordinated Note (other than a payment required by Section 3.09 or Section 4.15 of the Indenture) or make any change in the foregoing amendment and waiver provisions.

                  12. Defaults and Remedies. Events of Default include: default for 30 days in the payment when due of interest on the Senior Subordinated Notes, whether or not prohibited by Article 10 of the Indenture; default in payment when due of principal or premium, if any, on the Senior Subordinated Notes at maturity, upon redemption or otherwise, whether or not prohibited by Article 10 of the Indenture; failure by the Company to perform or comply with the provisions described under Sections 4.07, 4.09, 4.10, 4.15 or
5.01 of the Indenture; failure by the Company for 30 days after notice from the Trustee or the holders of at least 25% in principal amount of the Senior Subordinated Notes then outstanding to comply with its other agreements in the Indenture or the Senior Subordinated Notes; default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, which default results in the acceleration (which acceleration has not been rescinded) of such Indebtedness prior to its express maturity and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness the maturity of which has been accelerated as provided aggregates $5.0 million or more; failure by the Company or any of its Subsidiaries to pay final judgments (other than any judgment as to which a reputable insurance company has accepted full liability in writing) aggregating in excess of $5.0 million which judgments are not paid, discharged or stayed within 45 days after their entry; and certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries. If any Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding Senior Subordinated Notes may declare all the Senior Subordinated Notes to be due and payable immediately. Upon such declaration, the principal of (or, if prior to March 1, 2004, the Accreted Value of), premium, if any, and accrued and unpaid interest and Liquidated Damages, if any, on the Senior Subordinated Notes shall be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries, the foregoing amount shall ipso facto become due and payable without further action or notice. Holders of the Senior Subordinated Notes may not enforce the Indenture or the Senior Subordinated Notes except as provided in the Indenture. The holders of a majority in aggregate principal amount of the Senior Subordinated Notes then outstanding, by notice to the Trustee, may on behalf of the holders of all of the Senior Subordinated Notes, waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of interest or Liquidated Damages or premium on, or the principal of, the Senior Subordinated Notes.

                  13. Trustee Dealings with Company. The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee; however, if the Trustee acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee or resign.

                  14. No Personal Liabilities of Directors, Officers, Employees and Stockholders. No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Senior Subordinated Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of the Senior Subordinated Notes by accepting a Senior Subordinated Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Senior Subordinated Notes.

                  15. Authentication. This Senior Subordinated Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                  16. Abbreviations. Customary abbreviations may be used in the name of a holder of a Senior Subordinated Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  17. Additional Rights of Holders of Transfer Restricted Securities. In addition to the rights provided to holders of Senior Subordinated Notes under the Indenture, holders of Transfer Restricted Securities shall have all the rights set forth in the Senior Subordinated Note Registration Rights Agreement.

                  18. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Senior Subordinated Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to holders of Senior Subordinated Notes. No representation is made as to the accuracy of such numbers either as printed on the Senior Subordinated Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  19. Subordination. Payment of principal, interest and premium and Liquidated Damages, if any, on the Senior Subordinated Notes is subordinated to the prior payment of Senior Debt on the terms provided in the Indenture.

                  The Company will furnish to any holder of a Senior Subordinated Note upon written request and without charge a copy of the Indenture. Request may be made to:

                         Intermedia Communications Inc.
                              3625 Queen Palm Drive
                              Tampa, Florida 33619
                       Attention: Chief Financial Officer

                                 ASSIGNMENT FORM

                  To assign this Senior Subordinated Note, fill in the form below: (I) or (we) assign and transfer this Senior Subordinated Note to


--------------------------------------------------------------------------------
               (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint_______________________________________________________
agent to transfer this Senior Subordinated Note on the books of the Company. The agent may substitute another to act for him or her.

-------------------------------------------------------------------------------


Date: -----------------

                    Your Signature:
                                    -------------------------------------------
                    (Sign exactly as your name appears on the face of this Note)

Signature Guarantee.

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have all or any part of this Senior Subordinated Note purchased by the Company pursuant to Section 3.09 or Section
4.15 of the Indenture check the appropriate box:

                [ ]    Section 3.09                 [ ]      Section 4.15

                  If you want to have only part of the Senior Subordinated Note purchased by the Company pursuant to Section 3.09 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$
 ------------------


Date:
     -----------------------


                    Your Signature:
                                    -------------------------------------------
                    (Sign exactly as your name appears on the face of this Note)



Signature Guarantee.

            SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY

                  The following exchanges of a part of this Global Security for an interest in another Global Security or for a Certificated Security, or exchanges of a part of another Global Security or Certificated Security for an interest in this Global Security, have been made:

                                                                          Principal Amount
                                                                                 of
                         Amount of decrease    Amount of increase in    this Global Security        Signature of
                         in Principal Amount      Principal Amount         following such      authorized officer of
                                 of                      of                   decrease            Trustee or Note
   Date of Exchange     this Global Security    this Global Security       (or increase)             Custodian
   ----------------     --------------------    --------------------       -------------             ---------




                                                                      EXHIBIT B

                         FORM OF CERTIFICATE OF TRANSFER

Intermedia Communications Inc.
3625 Queen Palm Drive
Tampa, Florida 33619
Attention:  Chief Financial Officer

SunTrust Bank, Central Florida, National Association
225 East Robinson Street, Suite 250
Orlando, Florida 32801
Attention:  Corporate Trust Department

                  Re:      12 1/4% Senior Subordinated Discount Notes due 2009

                  Reference is hereby made to the Senior Subordinated Note Indenture, dated as of February 24, 1999 (the "Indenture"), between Intermedia Communications Inc., as issuer (the "Company"), and SunTrust Bank, Central Florida, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  _______________, (the "Transferor") owns and proposes to transfer the Senior Subordinated Note[s] or interest in such Senior Subordinated Note[s] specified in Annex A hereto, in the principal amount of $_____________ in such Senior Subordinated Note[s] or interests (the "Transfer"), to _________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]

1. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF BOOK-ENTRY INTERESTS IN THE GLOBAL SECURITY OR CERTIFICATED SECURITIES PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act") and, accordingly, the Transferor hereby further certifies that the Book-Entry Interests or Certificated Securities are being transferred to a Person that the Transferor reasonably believes is purchasing the Book-Entry Interests or Certificated Securities for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred Book-Entry Interest or Certificated Security will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Global Security and/or the Certificated Security and in the Indenture and the Securities Act.

2. [ ] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF BOOK-ENTRY INTERESTS IN THE GLOBAL SECURITY OR CERTIFICATED SECURITIES PURSUANT TO ANY PROVISION OF THE SECURITIES

ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to Book-Entry Interests in the Restricted Global Security and Certificated Securities bearing the Private Placement Legend and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any State of the United States, and accordingly the Transferor hereby further certifies that (check one):


                  (a)     [ ]       such Transfer is being effected pursuant to
and in accordance with Rule 144 under the Securities Act;

                                       or

                  (b)     [ ]       such Transfer is being effected to the
Company or a subsidiary thereof;

                                       or

                  (c)     [ ]       such Transfer is being effected pursuant to
an effective registration statement under the Securities Act;

                                       or

                  (d)     [ ]       such Transfer is being effected to an
Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A and the Transferor hereby further certifies that the Transfer complies with the transfer restrictions applicable to Book-Entry Interests in a Restricted Global Security or Certificated Securities bearing the Private Placement Legend and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that (1) such Transfer is in compliance with the Securities Act and (2) such Transfer complies with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred Book-Entry Interest or Certificated Security will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Global Security and/or the Certificated Securities and in the Indenture and the Securities Act.

3.      [ ]       CHECK IF TRANSFEREE WILL TAKE DELIVERY OF BOOK-ENTRY INTERESTS
IN THE UNRESTRICTED GLOBAL SECURITY OR IN CERTIFICATED SECURITIES THAT DO NOT BEAR THE PRIVATE PLACEMENT LEGEND.

                  (a)     [ ]       CHECK IF TRANSFER IS PURSUANT TO RULE 144.
(i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred Book-Entry Interests or Certificated Securities will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Security, on Certificated Securities bearing the Private Placement Legend and in the Indenture.

                   (b)     [ ]      CHECK IF TRANSFER IS PURSUANT TO OTHER
EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred Book-Entry Interests or Certificated Securities will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Security or Certificated Securities bearing the Private Placement Legend and in the Indenture.

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                            ------------------------
                              [NAME OF TRANSFEROR]


                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:

Dated ____________, ____

                       ANNEX A TO CERTIFICATE OF TRANSFER

1.       The Transferor owns and proposes to transfer the following:

                            [CHECK ONE OF (a) OR (b)]

         (a)      [ ]       Book-Entry Interests in the Global Security:

                  (i)       [ ]     144A Global Security (CUSIP ______), or

                  (ii)      [ ]     IAI Global Security (CUSIP ______); or

         (b)      [ ]       Restricted Certificated Securities.

2.       After the Transfer the Transferee will hold:

                                   [CHECK ONE]

         (a)      [ ]       Book-Entry Interests in the:

                  (i)       [ ]     144A Global Security (CUSIP _____), or

                  (ii)      [ ]     IAI Global Security (CUSIP ______); or

                  (iii)     [ ]     Unrestricted Global Security (CUSIP ______);
                                    or

         (b)      [ ]      Restricted Certificated Securities; or

         (c)      [ ]      Certificated Securities that do not bear the Private
                           Placement Legend,

                  in accordance with the terms of the Indenture.

                                                                      EXHIBIT C

                         FORM OF CERTIFICATE OF EXCHANGE

Intermedia Communications Inc.
3625 Queen Palm Drive
Tampa, Florida 33619
Attention:  Chief Financial Officer

SunTrust Bank, Central Florida, National Association
225 East Robinson Street, Suite 250
Orlando, Florida 32801
Attention:  Corporate Trust Department

                  Re:      12 1/4% Senior Subordinated Discount Notes due 2009

                              (CUSIP ____________)

                  Reference is hereby made to the Senior Subordinated Note Indenture, dated as of February 24, 1999 (the "Indenture"), between Intermedia Communications Inc., as issuer (the "Company") and SunTrust Bank, Central Florida, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  _________, (the "Holder") owns and proposes to exchange the Senior Subordinated Note[s] or interest in such Senior Subordinated Note[s] specified herein, in the principal amount of $ _____________ in such Senior Subordinated Note[s] or interests (the "Exchange"). In connection with the Exchange, the Holder hereby certifies that:

1. EXCHANGE OF RESTRICTED CERTIFICATED SECURITIES OR RESTRICTED BOOK-ENTRY INTERESTS FOR CERTIFICATED SECURITIES THAT DO NOT BEAR THE PRIVATE PLACEMENT LEGEND OR UNRESTRICTED BOOK-ENTRY INTERESTS

         (a)      [ ]      CHECK IF EXCHANGE IS FROM RESTRICTED BOOK-ENTRY
INTEREST TO UNRESTRICTED BOOK-ENTRY INTEREST. In connection with the Exchange of the Holder's Restricted Book-Entry Interest for Unrestricted Book-Entry Interests in an equal principal amount, the Holder hereby certifies (i) the Unrestricted Book-Entry Interests are being acquired for the Holder's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Security and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Book-Entry Interests are being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         (b)      [ ]      CHECK IF EXCHANGE IS FROM RESTRICTED BOOK-ENTRY
INTEREST TO CERTIFICATED SECURITIES THAT DO NOT BEAR THE PRIVATE PLACEMENT LEGEND. In connection with the Exchange of the Holder's Restricted Book-Entry Interests for Certificated Securities that do not bear the Private Placement Legend, the Holder hereby certifies (i) the Certificated Securities are being acquired for the Holder's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Security and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Certificated Securities are being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         (c)      [ ]     CHECK IF EXCHANGE IS FROM RESTRICTED CERTIFICATED
SECURITIES TO UNRESTRICTED BOOK-ENTRY INTERESTS. In connection with the Holder's Exchange of Restricted Certificated Securities for Unrestricted Book-Entry Interests, (i) the Unrestricted Book-Entry Interests are being acquired for the Holder's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Certificated Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Book-Entry Interests are being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         (d)      [ ]     CHECK IF EXCHANGE IS FROM RESTRICTED CERTIFICATED
SECURITIES TO CERTIFICATED SECURITIES THAT DO NOT BEAR THE PRIVATE PLACEMENT LEGEND. In connection with the Holder's Exchange of a Restricted Certificated Security for Certificated Securities that do not bear the Private Placement Legend, the Holder hereby certifies (i) the Certificated Securities that do not bear the Private Placement Legend are being acquired for the Holder's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Certificated Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Senior Subordinated Notes are being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. EXCHANGE OF RESTRICTED CERTIFICATED SECURITIES OR RESTRICTED BOOK-ENTRY INTERESTS FOR RESTRICTED CERTIFICATED SECURITIES OR RESTRICTED BOOK-ENTRY INTERESTS

         (a)     [ ]      CHECK IF EXCHANGE IS FROM RESTRICTED BOOK-ENTRY
INTERESTS TO RESTRICTED CERTIFICATED SECURITY. In connection with the Exchange of the Holder's Restricted Book-Entry Interest for Restricted Certificated Securities with an equal principal amount, (i) the Restricted Certificated Securities are being acquired for the Holder's own account without transfer and
(ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Security and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Certificated Securities issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Certificated Securities and in the Indenture and the Securities Act.

         (b)     [ ]      CHECK IF EXCHANGE IS FROM RESTRICTED CERTIFICATED
SECURITIES TO RESTRICTED BOOK-ENTRY INTERESTS. In connection with the Exchange of the Holder's Restricted Certificated Security for Restricted Book-Entry Interests in the [CHECK ONE] 144A Global Security, IAI Global Security, (i) the Restricted Book-Entry Interests are being acquired for the Holder's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Certificated Security and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Book-Entry Interests issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Security and in the Indenture and the Securities Act.

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                                --------------------------
                                                 [Insert Name of Holder]



                                               By:
                                                  ------------------------
                                                  Name:
                                                  Title:
Dated:
      --------------, -----

                                                                       EXHIBIT D

                            FORM OF CERTIFICATE FROM
                   ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Intermedia Communications Inc.
3625 Queen Palm Drive
Tampa, Florida 33619
Attention:  Chief Financial Officer

SunTrust Bank, Central Florida, National Association
225 East Robinson Street, Suite 250
Orlando, Florida 32801
Attention:  Corporate Trust Department

                  Re:      12 1/4% Senior Subordinated Discount Notes due 2009

                  Reference is hereby made to the Senior Subordinated Note Indenture, dated as of February 24, 1999 (the "Indenture"), between Intermedia Communications Inc., as issuer (the "Company") and SunTrust Bank, Central Florida, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  In connection with our proposed purchase of $_____________ aggregate principal amount of:

         (a)      [ ]      Book-Entry Interests, or

         (b)      [ ]      Certificated Securities,

         we confirm that:

                  1. We understand that any subsequent transfer of the Senior Subordinated Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Senior Subordinated Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").

                  2. We understand that the offer and sale of the Senior Notes have not been registered under the Securities Act, and that the Senior Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Senior Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) pursuant to any other available exemption from the registration requirements under the Securities Act, provided that, prior to such transfer, we furnish to you and to the Company a signed letter substantially in the form of this letter and an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act or (E) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Certificated Securities or Book-Entry Interests from us in a transaction meeting the requirements of clauses (A) through (D) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

                  3. We understand that, on any proposed resale of the Senior Subordinated Notes or Book-Entry Interests, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Senior Subordinated Notes purchased by us will bear a legend to the foregoing effect.

                  4. We are an institutional "accredited investor" (as defined in Rule 501(a)(l), (2), (3) or (7) of Regulation D under the Securities
Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Senior Subordinated Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

                  5. We are acquiring the Senior Subordinated Notes or Book-Entry Interests purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

                  You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.


                                       ------------------------------------
                                       [Insert Name of Accredited Investor]


                                       By:
                                          ---------------------------------
                                           Name:
                                           Title:


Dated:                ,
      ----------------  ----


                                      D-2